                                                                   EXHIBIT 10.22


                                      LEASE


                                      FROM:

                             MACK-CALI REALTY, L.P.

                                     LESSOR





                                       TO:


                                     LESSEE

                               MOVADO GROUP, INC.

                                    BUILDING:

                                 MACK CENTRE II
                                 ONE MACK DRIVE
                               PARAMUS, NEW JERSEY

                                TABLE OF CONTENTS

1.     DESCRIPTION:.........................................................................3
       -----------

2.     TERM:................................................................................3
       ----

3.     BASIC RENT:..........................................................................3
       ----------

4.     USE AND OCCUPANCY:...................................................................3
       -----------------

5.     CARE AND REPAIR OF PREMISES/ENVIRONMENTAL:...........................................3
       -----------------------------------------

6.     ALTERATIONS, ADDITIONS OR IMPROVEMENTS:..............................................6
       --------------------------------------

7.     ACTIVITIES INCREASING FIRE INSURANCE RATES:..........................................6
       ------------------------------------------

8.     ASSIGNMENT AND SUBLEASE:.............................................................6
       -----------------------

9.     COMPLIANCE WITH RULES AND REGULATIONS:..............................................10
       -------------------------------------

10.    DAMAGES TO BUILDING:................................................................10
       -------------------

11.    EMINENT DOMAIN:.....................................................................11
       --------------

12.    INSOLVENCY OF LESSEE:...............................................................11
       --------------------

13.    LESSOR'S REMEDIES ON DEFAULT:.......................................................11
       ----------------------------

14.    DEFICIENCY:.........................................................................12
       ----------

15.    SUBORDINATION OF LEASE:.............................................................12
       ----------------------

16.    INTENTIONALLY OMITTED:..............................................................13
       ---------------------

17.    RIGHT TO CURE LESSEE'S BREACH:......................................................13
       -----------------------------

18.    MECHANIC'S LIENS:...................................................................13
       ----------------

19.    RIGHT TO INSPECT AND REPAIR:........................................................13
       ---------------------------

20.    SERVICES TO BE PROVIDED BY LESSOR/LESSOR'S EXCULPATION:.............................13
       ------------------------------------------------------

21.    INTERRUPTION OF SERVICES OR USE:....................................................14
       -------------------------------

22.    BUILDING STANDARD OFFICE ELECTRICAL SERVICE:........................................14
       -------------------------------------------

23.    ADDITIONAL RENT:....................................................................18
       ---------------

24.    LESSEE'S ESTOPPEL:..................................................................22
       -----------------

25.    HOLDOVER TENANCY:...................................................................22
       ----------------

26.    RIGHT TO SHOW PREMISES:.............................................................23
       ----------------------

27.    LESSOR'S WORK - LESSEE'S DRAWINGS:..................................................23
       ---------------------------------

28.    WAIVER OF TRIAL BY JURY:............................................................23
       -----------------------

29.    LATE CHARGE:........................................................................23
       -----------

30.    LESSEE'S INSURANCE:.................................................................24
       ------------------

31.    NO OTHER REPRESENTATIONS:...........................................................25
       ------------------------

32.    QUIET ENJOYMENT:....................................................................25
       ---------------

33.    INDEMNITY:..........................................................................26
       ---------

34.    ARTICLE HEADINGS:...................................................................26
       ----------------

35.    APPLICABILITY TO HEIRS AND ASSIGNS:.................................................26
       ----------------------------------

36.    OUTSIDE PARKING SPACES:.............................................................27
       ----------------------

37.    LESSOR'S LIABILITY FOR LOSS OF PROPERTY:............................................27
       ---------------------------------------

38.    PARTIAL INVALIDITY:.................................................................27
       ------------------

39.    LESSEE'S BROKER:....................................................................27
       ---------------

40.    PERSONAL LIABILITY:.................................................................27
       ------------------

41.    NO OPTION:..........................................................................28
       ---------

42.    DEFINITIONS:........................................................................28
       -----------

43.    LEASE COMMENCEMENT:.................................................................
       ------------------

44.    NOTICES:............................................................................29
       -------

45.    ACCORD AND SATISFACTION:............................................................29
       -----------------------

46.    EFFECT OF WAIVERS:..................................................................29
       -----------------

47.    LEASE CONDITION:....................................................................29
       ---------------

48.    MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE:.........................................29
       ------------------------------------------

49.    LESSOR'S RESERVED RIGHT:............................................................30
       -----------------------

50.    CORPORATE AUTHORITY:................................................................30
       -------------------

51.    AFTER-HOURS USE:....................................................................30
       ---------------

52.    LESSOR'S REPRESENTATIONS:...........................................................31
       ------------------------

LEASE, is made the 21 day of December, 2000 between MACK-CALI REALTY, L.P. ("Lessor") whose address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and MOVADO GROUP, INC. ("Lessee") whose address is 125 Chubb Avenue, Lyndhurst, New Jersey 07071.

                                    PREAMBLE

                     BASIC LEASE PROVISIONS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

1. ADDITIONAL RENT shall mean all sums in addition to Fixed Basic Rent payable by Lessee to Lessor pursuant to the provisions of the Lease.

2.      BASE PERIOD COSTS shall mean the following:

        A. Base Operating Costs: Those Operating Costs incurred during the period from July 1, 2001 to June 30, 2002.

        B. Base Real Estate Taxes: Those Real Estate Taxes incurred during the period from July 1, 2001 to June 30, 2002.

        C. Base Utility and Energy Costs: Those Utility and Energy Costs incurred during the period from July 1, 2001 to June 30, 2002.

        Notwithstanding the foregoing Base Period Costs, Lessee shall have no obligation to pay Lessee's Percentage (as hereinafter defined) of the increased cost to Lessor over the Base Period Costs, during the first lease year of the Term.

3. BUILDING shall mean Mack-Cali Centre II, located One Mack Drive, Paramus, New Jersey.

4.      BUILDING HOLIDAYS shall be those shown on Exhibit E.

5. BUILDING HOURS shall be Monday through Friday, 8:00 a.m. to 6:00 p.m., and on Saturdays from 8:00 a.m. to 1:00 p.m., but excluding those holidays as set forth on Exhibit E attached hereto and made a part hereof, except that Common Facilities, lighting in the Building and Office Building Area shall be maintained for such additional hours as, in Lessor's sole judgement, is necessary or desirable to insure proper operating of the Building and Office Building Area, and, further, notwithstanding the foregoing Building Hours, Lessee shall have access to the Building, Office Building Area and the Premises with all Common Facilities, lighting and HVAC for after-hours use, in accordance with
        Article 51 hereof.

6.      COMMENCEMENT DATE is July 1, 2001.

7. DEMISED PREMISES OR PREMISES shall be deemed to be 20,000 gross rentable square feet on the third (3rd) floor as shown on Exhibit A hereto, which includes an allocable share of the Common Facilities as defined in
        Article 42(b).

8. EXHIBITS shall be the following, attached to this Lease and incorporated herein and made a part hereof.

                Rider A                   Option to Extend
                Rider B                   Right of First Offer
                Exhibit A                 Location of Premises
                Exhibit A-1               Office Building Area
                Exhibit B                 Rules and Regulations
                Exhibit C                 Lessee's Work
                Exhibit C-1               Air Conditioning &
                                          Heating Design Standards
                Exhibit D                 Cleaning Services
                Exhibit E                 Building Holidays
                Exhibit F                 Tenant Estoppel Certificate
                Exhibit G                 Commencement Date Agreement

9.      EXPIRATION DATE shall be June 30, 2013.

10. FIXED BASIC RENT shall mean the amounts set forth below, for the Term payable, commencing on the Commencement Date (July 1, 2001), as follows:

Lease Years               Yearly Rate:                     Monthly Installment:
1-4                       $495,000.00                      $41,250.00
5-8                       $535,000.00                      $44,583.33
9-12                      $575,000.00                      $47,916.67

11.     LESSEE'S BROKER shall mean Alexander Summer LLC.

12. LESSEE'S PERCENTAGE shall be 5.74% subject to adjustment as provided for in Article 42(d).

13.     OFFICE BUILDING AREA is as set forth on Exhibit A-1.

14. PARKING SPACES shall mean a total of two hundred twenty-nine (229) spaces, of which twenty-nine (29) spaces shall be assigned (14 in front of the Building and 15 in the rear) and marked as set forth on Exhibit A-1 and two hundred (200) of which shall be unassigned.

15. PERMITTED USE shall be general office use and for no other purpose, provided that Lessee shall also be permitted to maintain a customer service window for drop-off and pick- up of watches and may also use part of the Premises for a "Company store."

16.     SECURITY DEPOSIT shall be none.

17. TERM shall mean twelve (12) years from the Commencement Date, unless extended pursuant to any option contained herein.

18. LESSEE'S CONSTRUCTION PERIOD shall be defined as the period of time prior to the Commencement Date in which the Lessee takes possession of the Premises in order to complete Lessee's Construction in accordance with Exhibit C attached hereto and made part hereof. Lessee's Construction Period shall commence on the date of full execution and delivery of this Lease, and end at 11:59 p.m. on June 30, 2001. All terms and conditions contained in the Lease, except for those applicable to the payment of Fixed Basic Rent and Additional Rent, shall apply during Lessee's Construction Period.

                               W I T N E S S E T H

                For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Lessor and Lessee agree as follows:


1.      DESCRIPTION:

        Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, the Premises as defined in the Preamble which includes an allocable share of the Common Facilities (together with the non-exclusive right to use the Common Facilities as described below), as shown on the plan or plans, initialed by the parties hereto, marked Exhibit A attached hereto and made part of this Lease in the Building as defined in the Preamble, (hereinafter called the "Building") which is situated on that certain parcel of land (hereinafter called "Office Building Area") as described on Exhibit A-1 attached hereto and made part of this Lease, together with the right to use in common with other lessees of the Building, their invitees, customers and employees, those public areas of the Common Facilities as hereinafter defined. The Premises are a portion of a larger premises, as shown on Exhibit A (the "Larger Premises"), and Lessee shall have the right to use said Larger Premises during the Term. All terms and conditions contained in this Lease, except for those applicable to the payment of Fixed Basic Rent and Additional Rent, shall apply to Lessee's use of the Larger Premises.*


2.      TERM:

        The Premises are leased for a term to commence on the Commencement Date, and to end at 12:00 midnight on the Expiration Date, all as defined in the Preamble.


3.      BASIC RENT:

        The Lessee shall pay to the Lessor during the Term, the Fixed Basic Rent as defined in the Preamble (hereinafter called "Fixed Basic Rent") payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Fixed Basic Rent shall accrue at the Yearly Rate as defined in the Preamble and shall be payable, in advance, on the first day of each calendar month during the Term at the Monthly Installments as defined in the Preamble, except that a proportionately lesser sum may be paid for the first and last months of the Term of this Lease if the Term commences on a day other than the first day of the month, in accordance with the provisions of this Lease herein set forth. Lessor acknowledges receipt from Lessee of the first monthly installment by check, subject to collection, for Fixed Basic Rent for the first month of the Lease Term. Lessee shall pay Fixed Basic Rent, and any Additional Rent as hereinafter provided, to Lessor at Lessor's above stated address, or at such other place as Lessor may designate in writing, without demand and without counterclaim, deduction or set off, except as otherwise expressly set forth herein.*


4.      USE AND OCCUPANCY:

        Lessee shall use and occupy the Premises for the Permitted Use as defined in the Preamble.

        Lessee hereby acknowledges that it is necessary and reasonable to prevent smoking by Lessee, Lessee's employees, agents and invitees in unauthorized areas of the Building or Common Facilities in violation of relevant fire and safety laws and regulations and to prevent fire hazards within the Premises.*

5.      CARE AND REPAIR OF PREMISES/ENVIRONMENTAL:

        (a) Lessee shall commit no act of waste and shall take good care of the Premises and the fixtures and appurtenances therein (except for any repairs and maintenance to be performed by Lessor hereunder), and shall, in the use and occupancy of the Premises, conform to all laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting Lessee's use of the Premises and with any and all environmental laws, orders and regulations resulting from the Lessee's use of the Premises, this covenant to survive the expiration or sooner termination of the Lease. Lessor shall, subject to the same being included in Operating Costs, make all necessary repairs to the Premises, Common Facilities and the structural elements of the Building, the Building Systems and all capital repairs to the Building and to the assigned parking areas, if any, except where the repair has been made necessary by misuse or neglect by Lessee or Lessee's agents, servants, visitors or licensees, in which event Lessor shall nevertheless make the repair but Lessee shall pay to Lessor, as Additional Rent, immediately upon demand, the reasonable costs therefor. All improvements made by Lessee to the Premises (excluding Lessee's improvements described in the next sentence), which are so attached to the Premises, shall become the property of Lessor upon installation. Not later than the last day of the Term, Lessee shall, at Lessee's expense, remove all Lessee's personal property and those improvements made by Lessee which have not become the property of Lessor, including trade fixtures, cabinetwork, movable paneling, partitions and the like; repair all injury done by or in connection with the installation or removal of said property and improvements; and surrender the Premises in good condition, reasonable wear and damage by fire, the elements, casualty or other cause not due to the misuse or neglect by Lessee, Lessee's agents, servants, visitors or licensees excepted. All other property of Lessee remaining on the Premises after the last day of the Term of this Lease shall be conclusively deemed abandoned and may be removed by Lessor, and Lessee shall reimburse Lessor for the reasonable cost of such removal. Lessor may have any such property stored at Lessee's risk and expense.*

        ENVIRONMENTAL

        (b) COMPLIANCE WITH ENVIRONMENTAL LAWS. Lessee shall, at Lessee's own expense, promptly comply with each and every federal, state, county and municipal environmental law, ordinance, rule, regulation, order, directive and requirement, now or hereafter existing ("Environmental Laws"), applicable to Lessee, Lessee's operations at the Premises, or all of them.*

        (c) ISRA COMPLIANCE. Lessee shall, at Lessee's own expense, comply with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., the regulations promulgated thereunder and any amending and successor legislation and regulations ("ISRA") relating to Lessee's use of the Premises.*

        (d) INFORMATION TO LESSOR. At no expense to Lessor, Lessee shall promptly provide all information and sign all documents reasonably requested by Lessor with respect to compliance with Environmental Laws.*

        (e) LESSOR AUDIT. Lessee shall permit Lessor and its representatives access to the Premises, from time to time, upon at least five
                (5) days prior written notice, at mutually convenient times, to conduct an environmental assessment, investigation and sampling, all at Lessor's own expense unless the presence of Contaminants or a violation of Environmental Laws is disclosed which is the result of acts or omissions of Lessee or Lessee's Representatives, in which event the environmental assessment, investigation and/or sampling shall be at Lessee's expense .*

        (f) LESSEE REMEDIATION. Should any assessment, investigation or sampling reveal the existence of any spill, discharge or placement of Contaminants in, on, under, or about, or migrating from or onto the Premises, the Building or the Office Building Area, as a result of the action or omission of Lessee or a "Lessee Representative", then, Lessee shall, at Lessee's own expense, in accordance with Environmental Laws, undertake all action reasonably required by Lessor and/or any governmental authority, including, without limitation, promptly obtaining and delivering to Lessor an unconditional No Further Action Letter. For purposes of this Article, the term "Lessee's Representative" shall mean any shareholder, officer, director, member, partner, employee, agent, licensee, assignee, sublessee or invitee of Lessee, or any third party under Lessee's control other than Lessor, and other than another lessee of the Building, or a shareholder, officer, director, member, partner, employee, agent, licensee, assignee, sublessee or invitee of such other lessee. In no event shall any of Lessee's remedial action involve engineering or institutional controls, a groundwater classification exception area or well restriction area, and Lessee's remedial action shall meet applicable remediation standards for soil, surface water, groundwater and drinking water. Promptly upon completion of all required investigatory and remedial activities, Lessee shall, at Lessee's own expense, to Lessor's reasonable satisfaction, restore the affected areas of the Premises, the Building or the Office Building Area, as the case may be, from any damage or condition caused by the investigatory or remedial work.*

        (g) ENVIRONMENTAL QUESTIONNAIRE. Upon Lessor's request, contemporaneously with the signing and delivery of this Lease, and thereafter upon renewal of the lease, if at all, Lessee shall complete, execute and deliver to Lessor an environmental questionnaire in form and substance reasonably satisfactory to Lessor.*

        (h) ENVIRONMENTAL DOCUMENTS AND CONDITIONS. For purposes of this Article, the term "Environmental Documents" shall mean all environmental documentation concerning the Building or the Office Building Area, of which the Premises is a part, or its environs, in the possession or under the control of Lessee, including, without limitation, plans, reports, correspondence and submissions. During the term of this Lease and subsequently, promptly upon receipt by Lessee or Lessee's Representatives, Lessee shall deliver to Lessor all Environmental Documents delivered to or generated by or on behalf of Lessee, whether currently or hereafter existing. In addition, Lessee shall promptly notify Lessor of any environmental condition of which Lessee has knowledge, which may exist in, on, under, or about, or may be migrating from or onto the Building or the Office Building Area.*

        (i) LESSOR'S RIGHT TO PERFORM LESSEE'S OBLIGATIONS. Notwithstanding anything to the contrary set forth in this Lease, in the event, pursuant to this Lease, Lessee is required to undertake any sampling, assessment, investigation or remediation with respect to the Premises, the Building or the Office Building Area, as the case may be, then, at Lessor's discretion, if Lessee fails to do so within then (10) days after written notice from Lessor, Lessor shall have the right, upon notice to Lessee, to perform such activities at Lessee's expense, and all reasonable sums incurred by Lessor shall be paid by Lessee, as Additional Rent.*

        (j) INDEMNITY. Lessee shall indemnify, defend and hold harmless Lessor, Lessor's officers, directors, shareholders, employees and personal or legal representatives from and against any and all claims, liabilities, losses, damages, penalties and costs, foreseen or unforeseen, including, without limitation, counsel, engineering and other professional or expert fees, which an indemnified party may incur to the extent resulting from Lessee's failure to comply with Lessee's obligations under this Article. Notwithstanding anything to the contrary contained herein, Lessee shall have no liability or responsibility whatsoever for any claims, liabilities, losses, damages, penalties or costs arising out of or in connection with any condition existing on the date hereof or created by the acts or omissions of Lessor or any of its officers, directors, shareholders, employees, contractors or representatives.*

        (k) SURVIVAL. This Article shall survive the expiration or earlier termination of this lease. Lessee's failure to abide by the terms of this Article shall be restrainable or enforceable, as the case may be, by injunction.

        (l) INTERPRETATION. The obligations imposed upon Lessee under subparagraphs (a) through (j) above are in addition to and are not intended to limit, but to expand upon, the obligations imposed upon Lessee under this Article 5. As used in this Article, the term "Contaminants" shall include, without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant, contaminant, petroleum, asbestos or polychlorinated biphenyls, as defined or referred to in any Environmental Laws. Where a law or regulation defines any of these terms more broadly then another, the broader definition shall apply.

        (m) Lessor represents and warrants that as, of the date hereof, to the best of Lessor's knowledge, neither the Office Building Area, the Building nor the Premises nor any portion thereof contains, and will not contain, as of the date that possession of the Premises is delivered to Lessee, any unlawful quantities of asbestos or Contaminants except as may be set forth in the Phase I Environmental Site Assessment dated

                December 10, 1997, prepared by Environmental Waste Management Associates, LLC, a copy of which has been provided to Lessee (the "Phase I"), and that the Office Building Area, the Building and the Premises comply, and as of the date that possession of the Premises is delivered to the Lessee will comply, except as may be set forth in the Phase I, with all Environmental Laws applicable to the Premises, the Building and Office Building Area. Notwithstanding anything to the contrary contained herein,
                (i) Lessor shall be responsible for all costs, including, but not limited to, those resulting from monitoring, removal, remediation, clean-up or compliance, incurred with respect to any Contaminants existing in, or under the Office Building Area or any part thereof as of the date the Premises are delivered to Lessee, or which are thereafter deposited, released or discharged thereon or therein by Lessor or its agents, employees or contractors, and (ii) Lessor shall indemnify, defend and shall hold harmless Lessee and its officers, directors, employees, agents, representatives and contractors from and against any and all costs, claims, suits, causes of action, losses, injury or damage, including without limitation, personal injury damage (including death), damage to property as well as any and all sums paid for settlement or claims, reasonable attorney's fees, consultant and expert fees, arising out of or associated with such Contaminants so existing or deposited, released or discharged by Lessor, its agents, employees or contractors.*


                Lessee shall have no liability or obligation with respect to any violation of any Environmental Laws existing on the date hereof or the date possession of the Premises is delivered to Lessee or which thereafter arises by reason of the acts or omissions of Lessor, or its agents, employees or contractors.*


6.      ALTERATIONS, ADDITIONS OR IMPROVEMENTS:

        Lessee shall not, without first obtaining the written consent of Lessor, make any structural or Building Systems alterations, additions or improvements in, to or about the Premises. Building Systems shall mean any structural, life safety, plumbing, electrical, heating, ventilation or air conditioning system or its components. Lessee shall not, without first obtaining the written consent of Lessor, which shall not be unreasonably withheld or delayed, make any non-Building Systems alterations, additions or improvements or other alterations, additions or improvements which require a building permit, in, to or about the Premises. Notwithstanding anything hereinabove to the contrary, Lessee may, upon notification to Lessor, perform any non-Building Systems alterations, additions or improvements or other alterations, additions or improvements for which a building permit is not required, provided the aggregate cost of same is less than fifty thousand dollars ($50,000.00), without prior consent of Lessor.*



7.      ACTIVITIES INCREASING FIRE INSURANCE RATES:

        Lessee shall not do or suffer anything to be done on the Premises which will increase the rate of fire insurance on the Building.


8.      ASSIGNMENT AND SUBLEASE:

        Provided Lessee is not in default of any provisions of this Lease beyond applicable notice and cure periods, Lessee may assign this lease or sublease all or any portion of the Premises to any party subject to the following:*

        1.      a.      In the event Lessee desires to assign this Lease or
                sublease all or part of the Premises to any other party, the terms and conditions of such assignment or sublease shall be communicated to the Lessor in writing no less than thirty (30) days prior to the effective date of any such sublease or assignment, and, prior to such effective date, the Lessor shall have the option, exercisable in writing to the Lessee, to: (i) sublease such space from Lessee at the lower rate of (a) the rental rate per rentable square foot of Fixed Basic Rent and Additional Rent then payable pursuant to this

                Lease or (b) the terms set forth in the proposed sublease, (ii) recapture in the case of subletting, that portion of the Premises to be sublet or all of the Premises in the case of an assignment ("Recapture Space") so that such prospective sublessee or assignee shall then become the sole Lessee of Lessor hereunder, or (iii) recapture the Recapture Space for Lessor's own use and the within Lessee shall be fully released from any and all obligations hereunder with respect to the Recapture Space. Lessor shall not have the right to recapture Recapture Space in the case of a sublease for less than 10,000 square feet for a sublease term which expires prior to the last three years of the Term of this lease, and Lessee shall not have the right to extend the term of any sublease to end during the last three years of the Term of this lease (or enter into a new sublease with the sublessee or an affiliate of the sublessee which shall expire during the last three years of the Term) which was not subject to Lessor's recapture right.*


        b. In the event that the Lessor elects not to recapture the Lease or relet the Premises as hereinabove provided, the Lessee may nevertheless assign this Lease or sublet the whole or any portion of the Premises, subject to the Lessor's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, on the basis of the following terms and conditions:*

                i. The Lessee shall provide to the Lessor the name and address of the assignee or sublessee.

                ii. The assignee or sublessee shall assume, by written instrument, all of the obligations of this Lease accruing from and after the date of the assignment or sublease, and a copy of such assumption agreement shall be furnished to the Lessor within ten (10) days of its execution. Any sublease shall expressly acknowledge that said sublessee's rights against Lessor shall be no greater than those of Lessee. Lessee further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Lessee or any person claiming through or under Lessee shall or will be made except upon compliance with and subject to the provisions of this Article 8.

                iii. Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of default by Lessee under this Lease, Lessor may, at its option, take over all of the right, title and interest of Lessee, as sublessor, under such sublease, and such sublessee shall, at Lessor's option, attorn to Lessor pursuant to the then executory provisions of such sublease, except that Lessor shall not (i) be liable for any previous act or omission of Lessee under such sublease or, (ii) be subject to any offset not expressly provided in such sublease which theretofore accrued to such sublease to which Lessor has not specifically consented in writing or by any previous prepayment of more than one month's rent.

                iv. The Lessee and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Basic Rent and Additional Rent reserved herein, through the entire Term of this Lease, as the same may be renewed, extended or otherwise modified.

                v. The Lessee and any assignee shall promptly pay to Lessor fifty percent (50%) of any consideration received for any assignment and/or fifty percent (50%) of all of the rent, as and when received, in excess of the Rent required to be paid by Lessee for the area sublet computed on the basis of an average square foot rent for the gross square footage Lessee has leased, but net of brokerage commission and tenant improvements incurred by Lessee in connection with such assignment and/or subletting.*

                vi. In any event, the acceptance by the Lessor of any rent from the assignee or from any of the subtenants or the failure of the Lessor to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release the Lessee herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire Term of this Lease.

                vii. In Lessor's reasonable judgment, the proposed assignee or subtenant is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (a) is in keeping with the then standard of the Building and (b) is limited to the use of the Premises as general offices.

                viii. Provided Lessor has comparable space available in the Building, the proposed assignee or subtenant shall be an entity which is not then an occupant of any part of the Building.*

                ix. Provided Lessor has comparable space available in the Building, the proposed assignee or subtenant is not an entity or a person with whom Lessor is or has been, within the preceding nine (9) month period, negotiating to lease space in the Building.*

                x. There shall not be more than five (5) occupants in the Premises (i.e. Lessee and 4 subtenants or 5 subtenants).*

                xi. Lessee shall not publicly advertise the subtenancy for less than the then current market rent per rentable square foot for the Premises as though the Premises were vacant.*

                xii. Lessee shall not have (a) publicly advertised the availability of the Premises without prior notice to and approval by Lessor, which approval shall not be unreasonably withheld or delayed, nor shall any advertisement state the name (as distinguished from the address) of the Building.

                xiii. The proposed occupancy shall not, in Lessor's reasonable opinion, increase the density of population using the Demised Premises to exceed one (1) person per 250 gross rentable square feet of space or exceed the parking allocation presently provided for in this Lease;

                xiv. The proposed assignee or subtenant shall only use the Premises for the Permitted Use and shall not be engaged in any of the following:*

                        (a) educational, including but not limited to, instructional facilities and correspondence schools;

                        (b)     employment agencies;

                        (c)     model agencies;

                        (d)     photographic studios or laboratories;

                        (e) spas, health, physical fitness or exercise salons;

                        (f)     small loan offices;

                        (g) real estate brokerage or real estate sales offices open to the general public or construction offices;

                        (h) medical or dental facilities, including professional offices, treatment facilities, dispensaries or laboratories;

                        (i)     federal, state or local government offices;

                        (j)     so-called boiler room operations;

                        (k) retail stock brokerage offices which are open to the general public; and

                        (l) religious organizations making facilities available to congregations for uses other than business purposes.*

                xv. The proposed assignee or subtenant shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of, the state courts of New Jersey.

                xvi. Lessee acknowledges that its sole remedy with respect to any assertion that Lessor's failure to consent to any sublet or assignment is unreasonable shall be the remedy of specific performance and Lessee shall have no other claim or cause of action against Lessor as a result of Lessor's actions in refusing to consent thereto.*

        c. If Lessee is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of Sub-section a. shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of control of Lessee as if such transfer of stock (or other mechanism) which results in a change of control of Lessee were an assignment of this Lease, and if Lessee is a partnership or joint venture, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership or joint venture (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests) which results in a change of control of such a partnership or joint venture, as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture which results in a change of control of such partnership or joint venture were an assignment of this Lease; but said provisions shall not apply to, and Lessor's consent shall not be required for transactions with an entity into or with which Lessee is merged or consolidated or to which all or substantially all of Lessee's assets are transferred or to any corporation which controls or is controlled by Lessee or is under common control with Lessee or to any transfer of stock (however and by any mechanism accomplished) of Lessee where Lessee is a corporation whose stock is publicly traded, provided that in the event of such merger, consolidation or transfer of all or substantially all of Lessee's assets (i) the successor to Lessee has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Lessee immediately prior to such merger, consolidation or transfer, and (ii) proof reasonably satisfactory to Lessor of such net worth shall have been delivered to Lessor at least 10 days prior to the effective date of any such transaction. *

        d. In the event that any or all of Lessee's interest in the Premises and/or this Lease is transferred by operation of law to any trustee, receiver, or other representative or agent of Lessee, or to Lessee as a debtor in possession, and subsequently any or all of Lessee's interest in the Premises and/or this Lease is offered or to be offered by Lessee or any trustee, receiver, or other representative or agent of Lessee as to its estate or property (such person, firm or entity being hereinafter referred to as the "Grantor"), for assignment, conveyance, lease, or other disposition to a person, firm or entity other than Lessor (each such transaction being hereinafter referred to as a "Disposition"), it is agreed that Lessor has and shall have a right of first refusal to purchase, take, or otherwise acquire, the same upon the same terms and conditions as the Grantor thereof shall accept upon such Disposition to such other person, firm, or entity; and as to each such Disposition the Grantor shall give written notice to Lessor in reasonable detail of all of the terms and conditions of such Disposition within twenty (20) days next following its determination to accept the same but prior to accepting the same, and Grantor shall not make the Disposition until and unless Lessor has failed or refused to accept such right of first refusal as to the Disposition, as set forth herein.

                Lessor shall have sixty (60) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Lessee's interest by such Disposition, and the exercise of the option by Lessor shall be effected by notice to that effect sent to the Grantor; but nothing herein shall require Lessor to accept a particular Disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Lessor. In the event Lessor accept such offer of first refusal, the transaction shall be consummated pursuant to the terms and conditions of the Disposition described in the notice to Lessor. In the event Lessor rejects such offer of first refusal, Grantor may consummate the Disposition with such other person, firm, or entity; but any decrease in price of more than two percent (2%) of the price sought from Lessor or any change in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Lessor hereunder.

        e. Without limiting any of the provisions of Articles 12 and 13, if pursuant to the Federal Bankruptcy Code (herein referred to as the "Code"), or any similar law hereafter enacted having the same general purpose, Lessee is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one year's Fixed Basic Rent plus an amount equal to the Additional Rent for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Lessor for the balance of the Term, without interest, as security for the full performance of all of Lessee's obligations under this Lease, to be held and applied in the manner specified for security in Article 16.

        f. Except as specifically set forth above, no portion of the Premises or of Lessee's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Lessee, nor shall Lessee pledge its interest in this Lease or in any security deposit required hereunder.


9.      COMPLIANCE WITH RULES AND REGULATIONS:

        Lessee shall observe and comply with the rules and regulations hereinafter set forth in Exhibit B attached hereto and made a part hereof and with such further reasonable rules and regulations as Lessor may prescribe, on written notice to the Lessee, for the safety, care and cleanliness of the Building and the comfort, quiet and convenience of other occupants of the Building. Lessor shall enforce the Rules and Regulations consistently and in a nondiscriminatory manner against all lessees in the Building. Lessee shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Lessor reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Lessee, at Lessee's expense, in settings sufficient, in Lessor's judgement, to absorb and prevent vibration, noise and annoyance.*


10.     DAMAGES TO BUILDING:

        If the Building is damaged by fire or any other cause to such extent the cost of restoration, as reasonably estimated by Lessor, will equal or exceed twenty-five percent (25%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Lessor may, no later than the sixtieth (60th) day following the date of damage, give Lessee a notice of election to terminate this Lease, provided Lessor similarly gives such notice to the other tenants occupying collectively no less than fifty (50%) percent of the space of the Building, or if the Premises shall not be reasonably usable for the purpose for which they are leased hereunder for a period in excess of seven (7) months from the date of the damage, then Lessee may, no later than the sixtieth (60th) day following the date of damage, give Lessor a notice of election to terminate this Lease. In either said event of election, this Lease shall be deemed to terminate on the thirtieth
        (30th) day after the giving of said notice, and Lessee shall surrender possession of the Premises within a reasonable time thereafter, and the Fixed Basic Rent, and any Additional Rent, shall be apportioned as of the date of said surrender and any Fixed Basic Rent or Additional Rent paid for any period beyond said date, or such earlier date as of which the Premises became unusable by reason of such casualty, shall be repaid to Lessee. If the cost of restoration shall not entitle Lessor to terminate this Lease, or if, despite the cost, Lessor does not elect to terminate this Lease, Lessor shall restore the Building and the Premises with reasonable promptness within seven (7) months after the date of the damage, subject to Force Majeure, and, provided Lessor delivers an architect's or engineer's certificate that restoration can be completed within seven (7) months and, in fact, Lessor completes restoration within seven (7) months from the date of the damage, Lessee shall have no right to terminate this Lease. Lessor need not restore fixtures and improvements owned by Lessee.*

        In any case in which use of the Premises is affected by any damage to the Building, there shall be either an abatement or an equitable reduction in Fixed Basic Rent, depending on the period for which and the extent to which the Premises are not reasonably usable for the purpose for which they are leased hereunder. The words "restoration" and "restore" as used in this Article 10 shall include repairs. If the damage results from the gross negligence or intentional misconduct of the Lessee, Lessee's agents, servants, visitors or licensees, Lessee shall not be entitled to any abatement or reduction in Fixed Basic Rent, except to the extent of any rent insurance received by Lessor.*

11.     EMINENT DOMAIN:

        If Lessee's use of the Premises or parking (unless alternate parking is provided) is materially affected due to the taking by eminent domain of
        (a) the Premises or any part thereof or any estate therein; or (b) any other part of the Building; then, in either event, this Lease shall terminate on the date when title vests pursuant to such taking. The Fixed Basic Rent, and any Additional Rent, shall be apportioned as of said termination date and any Fixed Basic Rent or Additional Rent paid for any period beyond said date, shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a separate claim for any taking of fixtures and improvements owned by Lessee which have not become the Lessor's property, and for moving expenses, provided the same shall, in no way, affect or diminish Lessor's award. In the event of a partial taking which does not effect a termination of this Lease but does deprive Lessee of the use of a portion of the Premises, there shall either be an abatement or an equitable reduction of the Fixed Basic Rent, and an equitable adjustment reducing the Base Period Costs as hereinafter defined depending on the period for which and the extent to which the Premises so taken are not reasonably usable for the purpose for which they are leased hereunder.*


12.     INSOLVENCY OF LESSEE:

        Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or, (b) a general assignment by Lessee for the benefit of creditors, or, (c) any action taken by Lessee or by a third party and not dismissed within sixty (60) days under any insolvency or bankruptcy act, shall constitute a default of this Lease by Lessee, and Lessor may terminate this Lease forthwith and upon notice of such termination Lessee's right to possession of the Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor but Lessee shall remain liable as hereinafter provided in Article 14 hereof.*


13.     LESSOR'S REMEDIES ON DEFAULT:

        If Lessee defaults in the payment of Fixed Basic Rent, or any Additional Rent hereunder, or defaults in the performance of any of the other covenants and conditions hereof or permits the Premises to become deserted, abandoned or vacated, Lessor may give Lessee notice of such default, and if Lessee does not cure any Fixed Basic Rent or Additional Rent default within ten (10) days or other default within twenty (20) days after giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such twenty (20) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Lessor may terminate this Lease on not less than ten
        (10) days notice to Lessee, and on the date specified in said notice, Lessee's right to possession of the Premises shall cease but Lessee shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Lessor pursuant to Articles 12 or 13 hereof, Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove Lessee or other occupants and their effects. Lessee shall pay to Lessor, on demand, such expenses as Lessor may incur, including, without limitation, court costs and reasonable attorney's fees and disbursements, in enforcing the performance of any obligation of Lessee under this Lease.*

14.     DEFICIENCY:

        (a) In any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may, at Lessor's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining premises or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof, as agent of Lessee or otherwise, for a term or terms to expire prior to, at the same time as or subsequent to, the original Expiration Date of this Lease, at Lessor's option and receive the rent therefor. Rent so received shall be applied first to the payment of such expenses as Lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the Fixed Basic Rent and Additional Rent hereunder and to the costs and expenses of performance of the other covenants of Lessee as herein provided. Lessee agrees, in any such case, whether or not Lessor has relet, to pay to Lessor damages equal to the Fixed Basic Rent and Additional Rent from the date of such default to the date of expiration of the term demised and other sums herein agreed to be paid by Lessee, less the net proceeds of the reletting, if any, received by Lessor during the remainder of the unexpired term hereof, as ascertained from time to time, but any such surplus shall reduce the amount recoverable from Lessee as damages, and the same shall be payable by Lessee on the several rent days above specified. Lessee shall not be entitled to any surplus accruing as a result of any such reletting. In reletting the Premises as aforesaid, Lessor may grant rent concessions, and Lessee shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. If Lessor elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of the Term as originally fixed or since extended, there shall be allowed against Lessee's obligation for rent or damages as herein defined, during the period of Lessor's occupancy, the reasonable value of such occupancy, not to exceed, in any event, the Fixed Basic Rent and Additional Rent herein reserved and such occupancy shall not be construed as a release of Lessee's liability hereunder.*

        (b)     Alternatively, in lieu of the remedy provided in subparagraph
        (a) above, in any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may at Lessor's option, and at any time thereafter, and without notice or other action by Lessor, and without prejudice to any other rights or remedies it might have hereunder or at law or equity, become entitled to recover from Lessee, as Damages for such breach, in addition to such other sums herein agreed to be paid by Lessee, to the date of re-entry, expiration and/or dispossess, an amount equal to the difference between the Fixed Basic Rent and Additional Rent reserved in this Lease from the date of such default to the date of Expiration of the original Term demised and the then fair and reasonable rental value of the Premises for the same period. Said Damages shall become due and payable to Lessor immediately upon such breach of this Lease and without regard to whether this Lease be terminated or not, and if this Lease be terminated, without regard to the manner in which it is terminated. In the computation of such Damages, the difference between an installment of Fixed Basic Rent and Additional Rent thereafter becoming due and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of such default at the rate of not more than six percent (6%) per annum.

        Lessee hereby waives all right of redemption to which Lessee or any person under Lessee might be entitled by any law now or hereafter in force.

        Lessor's remedies hereunder are in addition to any remedy allowed by law.

        Lessor will use reasonable commercial efforts to mitigate its damages in the event of Lessee's default, which for purposes of this section shall mean the Premises shall be listed as available for leasing.*

15.     SUBORDINATION OF LEASE:

        This Lease shall, at Lessor's option, or at the option of any holder of any underlying lease or holder of any mortgages or trust deed, be subject and subordinate to any such underlying leases and to any such mortgages or trust deed which may now or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said underlying leases and said mortgages or trust deed provided, that Lessor shall obtain a nondisturbance agreement from the current holder of any such underlying lease, mortgage or trust deed and shall use commercially reasonable efforts to obtain a non-disturbance agreement from any future holder of any such underlying lease, mortgage or trust deed. Any expenses charged by the mortgagee in connection with the obtaining of the aforesaid agreement shall be paid by Lessee. Although no instrument or act on the part of Lessee shall be necessary to effectuate such subordination, Lessee will, nevertheless, execute and deliver such further reasonable and customary instruments confirming such subordination of this Lease as may be desired by the holders of said mortgages or trust deed or by any of the lessor's under such underlying leases. Lessee hereby appoints Lessor attorney-in-fact, irrevocably, to execute and deliver any such instrument for Lessee if Lessee fails to do so within ten (10) days after Lessor's demand. If any underlying lease to which this Lease is subject terminates, Lessee shall, on timely request, attorn to the owner of the reversion.*


16.     INTENTIONALLY OMITTED.



17.     RIGHT TO CURE LESSEE'S BREACH:

        If Lessee breaches any covenant or condition of this Lease following any required notice and the applicable cure period, if any, Lessor may, on reasonable notice to Lessee (except that no notice need be given in case of emergency), cure such breach at the expense of Lessee and the reasonable amount of all expenses, including attorney's fees, incurred by Lessor in so doing (whether paid by Lessor or not) shall be deemed Additional Rent payable on demand.*


18.     MECHANIC'S LIENS:

        Lessee shall, within thirty (30) days after notice from Lessor, discharge or satisfy by bonding or otherwise any mechanic liens for materials or labor claimed to have been furnished to the Premises on Lessee's behalf.*


19.     RIGHT TO INSPECT AND REPAIR:

        Lessor may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on reasonable prior notice to Lessee, accompanied by a representative of Lessee (except that no prior notice need be given in case of emergency, in which event, however, Lessor will use reasonable efforts to contact Lessee's director of security (or other designated Lessee personnel) by telephone or pager as soon as reasonably practicable under the circumstances at such numbers as Lessee shall have provided to Lessor) for the purpose of inspection or the making of such repairs, replacement or additions in, to, on and about the Premises or the Building, as Lessor deems necessary or desirable. Lessee shall have no claims or cause of action against Lessor by reason thereof. In no event shall Lessee have any claim against Lessor for interruption of Lessee's business, however occurring, including but not limited to that arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof. Lessor shall use reasonable efforts to minimize interference with the conduct of Lessee's business at the Premises.*


20.     SERVICES TO BE PROVIDED BY LESSOR/LESSOR'S EXCULPATION:

        Subject to intervening laws, ordinances, regulations and executive orders, Lessor agrees to furnish, except on holidays, as set forth on Exhibit E attached hereto and made a part hereof:*

        a. The cleaning services, as set forth on Exhibit D attached hereto and made a part hereof, and subject to the conditions therein stated. Except as set forth on Exhibit D, Lessee shall pay the cost of all other cleaning services required by Lessee.

        b. Heating, ventilating and air conditioning (herein "HVAC") as appropriate for the season, and as set forth on Exhibit C-1, attached hereto and made a part hereof, together with Common Facilities lighting and electric energy all during Building Hours, as defined in the Preamble.

        c.      Cold and hot water for drinking and lavatory purposes.

        d. Elevator service during Building Hours (if the Building contains an elevator or elevators for the use of the occupants thereof) plus at least one (1) elevator available seven days a week, twenty-four hours a day (including holidays).*

        e. Restroom supplies and exterior window cleaning when reasonably required.

        f. Notwithstanding the requirements of Exhibit C-1 (as to HVAC) or D or any other provision of this Lease, Lessor shall not be liable for failure to furnish any of the aforesaid services when such failure is due to Force Majeure, as hereinafter defined. Lessor shall not be liable, under any circumstances, including, but not limited to, that arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof, for loss of or injury to Lessee or to property, however occurring, through or in connection with or incidental to the furnishings of, or failure to furnish, any of the aforesaid services or for any interruption to Lessee's business, however occurring.

21.     INTERRUPTION OF SERVICES OR USE:

        Interruption or curtailment of any service maintained in the Building or at the Office Building Area, if caused by Force Majeure, as hereinafter defined, or the presence of Contaminants or a violation of Environmental Law shall not entitle Lessee to any claim against Lessor or to any abatement in rent, and shall not constitute a constructive or partial eviction, unless Lessor fails to take measures as may be reasonable under the circumstances to restore the service without undue delay. If the Premises are rendered untenantable in whole or in part, for a period of five (5) consecutive business days, other than caused by misuse or neglect by Lessee, or Lessee's agents, servants, visitors or licensees, there shall be a proportionate abatement of Rent from and after said fifth (5th) consecutive business day and continuing for the period of such untenantability. In no event, shall Lessee be entitled to claim a constructive eviction from the Premises unless Lessee shall first have notified Lessor in writing of the condition or conditions giving rise thereto, and if the complaints be justified, unless Lessor shall have failed, within a reasonable time after receipt of such notice, to remedy, or commence and proceed with due diligence to remedy such condition or conditions, all subject to Force Majeure as hereinafter defined.*



22.     BUILDING STANDARD OFFICE ELECTRICAL SERVICE:

        The cost of electric current which is supplied by the Lessor for use by the Lessee in the Premises (including the cost of electric current which is supplied to the Larger Premises), other than for heating or air conditioning purposes, shall be reimbursed to the Lessor, as set forth in this Article 22, which the parties intend as equivalent to the terms, classification and rates normally charged by the public utilities corporation serving that part of the municipality where the subject Premises are located, provided, however, that Lessee shall have the right, at its sole expense to install an electric submeter in the Premises to measure Lessee's use of electric current, in which event electricity shall be supplied to the Premises in accordance with subparagraphs h through p of this Article .*

        a. From and after the Commencement Date, Lessee agrees to pay as Additional Rent an estimated electrical charge of $.10 per square foot per month, payable on the first day of each and every month, until such time as an electrical survey can be performed pursuant to Article 22(b) below.

        b. Lessee agrees that an independent electrical engineering consultant shall make a survey of electric power demand of the electric lighting fixtures and the electric equipment of Lessee used in the Premises (and Larger Premises) to determine the average monthly electric consumption thereof, and the costs of said survey shall be borne by Lessee. The findings of said consultant as to the average monthly electric consumption of Lessee shall, unless objected to by Lessee within forty-five
                (45) days after Lessee's receipt of same, be conclusive and binding on Lessor and Lessee. After Lessor's consultant has submitted its report, Lessee shall pay to Lessor, within ten
                (10) days after demand therefor by Lessor, the amount (based on the monthly consumption found by such consultant) as owing from the Lease Term's Commencement Date, and the then expired months, to include the then current month adjusted for the estimated electrical charges already paid pursuant to Article 22(a). On the first day of every month thereafter, Lessee shall pay, in advance, the amount set forth as the monthly consumption in said report. Said amounts shall be treated as Additional Rent due hereunder. Proportionate sums shall be payable for periods of less than a full month if the Term commences or ends on any other than the first or last day of the month. If Lessee objects to said findings, Lessee shall nevertheless pay and continue to pay the amount determined by Lessor's consultant until the issue is finally resolved, but Lessee may, at its expense, seek the services of an independent electrical consultant who shall make a survey as provided above. If Lessor's and Lessee's consultant cannot agree as to Lessee's consumption within thirty (30) days of Lessee's consultant's findings either Lessor or Lessee may request the American Arbitration Association in Somerset, New Jersey to appoint an electrical engineering consultant whose decision shall be final and binding on Lessor and Lessee, and whose cost shall be shared equally. Upon the issue being finally resolved, any overpayment made by Lessee shall be promptly refunded, and, in the event Lessee's average monthly consumption, as finally determined, is less than eighty (80%) percent of the amount originally estimated by Lessor's consultant, then Lessor shall pay the cost for both consultants and reimburse Lessee its reasonable out of pocket expenses incurred in connection with such objection.*

        c. In the event that there shall be an increase or decrease in the rate schedule (including surcharges or demand adjustments), of the public utility for the supply of Building Standard Office Electrical Service, or the imposition of any tax with respect to such service or increase in any such tax following the Lease Term's commencement, the Additional Rent payable hereunder shall be adjusted equitably to reflect the increase or decrease in rate or imposition or increase in the aforesaid tax. All computations shall be made on the basis of Lessee's surveyed usage as if a meter exclusively measuring such usage to the Premises (and Larger Premises) was in place.

        d. Lessee covenants that it shall notify Lessor promptly upon the introduction of any office equipment or lighting different from that on the Premises (or Larger Premises) as of Lessor's electrical survey or in addition to the aforesaid equipment or lighting on the Premises (or Larger Premises) as of said survey the use of which, in any event, should be reasonably expected to materially increase Lessee's electricity consumption in excess of the amount estimated as provided in Section 22(b) hereof. Lessee shall also notify Lessor if it occupies any portion of the Larger Premises in addition to that occupied by Lessee as of Lessor's electrical survey. The introduction of any such new or different equipment or lighting or the occupancy of any additional portion of the Larger Premises shall be cause for, at Lessor's election, a resurveying of the Premises at Lessee's expense. Lessor reserves the right, upon prior written notice to lessee, at mutually convenient times, to inspect the Premises to insure compliance with this provision.*

        e. Lessor shall not be liable in any way to Lessee for any loss, damage or expense which Lessee may sustain or incur as a result of any failure, defect or change in the quantity or character of electrical energy available for redistribution to the Premises pursuant to this Article 22 nor for any interruption in the supply, and Lessee agrees that such supply may be interrupted on prior written notice to Lessee for inspection, repairs and replacement and, with such notice as may be practicable under the circumstances, in emergencies. In any event, the full measure of Lessor's liability for any interruption in the supply due to Lessor's acts or omissions shall be an abatement of Fixed Basic Rent and Additional Rent, unless Lessor fails to take such measures as may be reasonable under the circumstances to restore such service without undue delay. In no event shall Lessor be liable for any business interruption suffered by Lessee.*

        f. Lessor, at Lessee's expense, shall furnish and install all replacement lighting tubes, lamps, ballasts and bulbs required in the Premises. Lessee, however, shall have the right to furnish and/or install any or all of the items mentioned in this
                Article 22(f).

        g. Lessee's use of electrical service as contemplated herein shall be during Building Hours, and any use in excess of said Building Hours shall result in an adjustment as set forth in Article 22(a) hereof to reflect such additional consumption.

        h. If Lessee elects to install a submeter(s) to measure Lessee's use of electricity in the Premises during the Term, in accordance with the provisions of paragraph a. of this Article, the following shall be applicable:

                (i) The term "Electric Rate" shall mean the Service Classification pursuant to which Lessor purchases electricity from the utility company servicing the Building, provided, however, at no time shall the amount payable by Lessee for electricity be less than Lessor's Cost per Kilowatt and Cost per Kilowatt Hour (as such terms are hereinafter defined), and provided further that in any event, the Electric Rate shall include all applicable surcharges, and demand, energy, fuel adjustment and time of day charges (if any), taxes and other sums payable in respect thereof.

                (ii) The term "Cost per Kilowatt Hour" shall mean the total cost for electricity incurred by Lessor to service the Building during a particular time period (including all applicable surcharges, and energy, fuel adjustment and time of day charges (if any), taxes and other sums payable in respect thereof) divided by the total kilowatt hours purchased by Lessor during such period.

                (iii) The term "Cost per Kilowatt" shall mean the total cost for demand incurred by Lessor to service the Building during a particular time period (including all applicable surcharges, demand, and time of day charges (if any), taxes and other sums payable in respect to thereof) divided by the total kilowatts purchased by Lessor during such period.

        i. (i) Lessor shall supply electricity to service the Premises on a submetered basis, and Lessee shall pay to Lessor, as additional rent, the sum of (y) an amount determined by applying the Electric Rate or, at Lessor's election, the Cost per Kilowatt Hour and Cost per Kilowatt, to Lessee's consumption of and demand for electricity within the Premises as recorded on the submeter or submeters servicing the Premises, and (z) Lessor's administrative charge of 7% of the amount referred to in clause
                (y) above, if and to the extent same is permitted by legal requirements (such combined sum being hereinafter called "Submeter Electric Rent"). Except as set forth in the foregoing clause (z), Lessor will not charge Lessee more than the Electric Rate or, at Lessor's election, the Cost per Kilowatt and Cost per Kilowatt Hour for the electricity provided pursuant to this paragraph.

                (ii) Where more than one submeter measures the electric service to Lessee, the electric service rendered through each submeter shall be computed and billed separately in accordance with the provisions hereinabove set forth.

                (iii) Lessee shall pay to Lessor, on account of the Submeter Electric Rent payable pursuant to this paragraph (c), the annual sum of $1.20 per square foot of gross rentable square feet ("Estimated Submeter Electric Rent"), subject to the adjustments on the first day of each and every calendar month of the term (except that if the first day of the term is other than the first day of a calendar month, the first monthly installment, prorated to the end of said calendar month, shall be payable on the first day of the first full calendar month).

                (iv) From time to time during the term, the Estimated Submeter Electric Rent may be adjusted by Lessor on the basis of either Lessor's reasonable estimate of Lessee's electric consumption and demand (if at any time the submeter(s) servicing the Premises are inoperative) or Lessee's actual consumption of and demand for electricity as recorded on the submeter(s) servicing the Premises, and, in either event, the Electric Rate or Cost per Kilowatt and Cost per Kilowatt Hour then in effect.

                (v) Subsequent to the end of each calendar year during the Term of this lease, or more frequently if Lessor shall elect, Lessor shall submit to Lessee a statement of the Electric Submeter Rent for such year or shorter period together with the components thereof, as set forth in clause (i) of this paragraph (c) ("Submetered Electric Statement"). To the extent that the Estimated Submeter Electric Rent paid by Lessee for the period covered by the Submetered Electric Statement shall be less than the Submeter Electric Rent as set forth on such Submeter Electric Statement, Lessee shall pay Lessor the difference within 30 days after receipt of the Submeter Electric Statement. If the Estimated Submeter Electric Rent paid by Lessee for the period covered by the Submeter Electric Statement shall be greater than the Submeter Electric Rent as set forth on the Submeter Electric Statement, such difference shall be credited against the next required payment(s) of Estimated Submeter Electric Rent. If no Estimated Submeter Electric Rent payment(s) shall thereafter be due, Lessor shall pay such difference to Lessee.

                (vi) For any period during which the submeter(s) servicing the Premises are inoperative, the Submeter Electric Rent shall be determined by Lessor, based upon its reasonable estimate of Lessee's actual consumption of and demand for electricity, and the Electric Rate or Cost per Kilowatt and Cost per Kilowatt Hour then in effect.

        j. If Lessor discontinues furnishing electricity to the Premises pursuant to paragraph h of this Article, Lessee shall make its own arrangements to obtain electricity directly from the utility company furnishing electricity to the Building (and Lessor shall not discontinue furnishing electricity until Lessee has had ample opportunity to make such arrangements). The cost of such service shall be paid by Lessee directly to such utility company. Lessor shall permit its electric feeders, risers and wiring serving the Premises to be used by Lessee, to the extent available, safe and capable of being used for such purpose. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to enable Lessee to obtain electricity of substantially the same quality and character, shall be installed by Lessor at Lessee's cost and expense.*

        k. Bills for electricity supplied pursuant to subparagraph i of this Article shall be rendered to Lessee at such times as Lessor may elect but not less frequently than quarterly. Lessee's payments for electricity supplied in accordance with subparagraph i of this Article shall be due and payable within 30 days after delivery of a statement therefor, by Lessor to Lessee. If any tax is imposed upon Lessor's receipts from the sale of electricity to Lessee by legal requirements, Lessee agrees that, unless prohibited by such legal requirements, Lessee's Percentage of such taxes shall be included in the bills of, and paid by Lessee to Lessor, as additional rent.*

        l. Lessor's failure during the term to prepare and deliver any statements or bills under this Article, or Lessor's failure to make a demand under this Article, shall not in any way be deemed to be a waiver of, or cause Lessor to forfeit or surrender, its rights to collect any amount of additional rent which may become due pursuant to this Article. Lessee's liability for any amounts due under this Article shall survive the expiration or sooner termination of the term.

        m. Lessee's failure or refusal, for any reason, to utilize the electrical energy provided by Lessor, shall not entitle Lessee to any abatement or diminution of Fixed Basic Rent or additional rent, or otherwise relieve Lessee from any of its obligations under this lease.

        n. If either the quantity or character of the electrical service is changed by the utility company supplying electrical service to the Building or is no longer available or suitable for Lessee's requirements, or if there shall be a change, interruption or termination of electrical service due to a failure or defect on the part of the utility company, no such change, unavailability, unsuitability, failure or defect shall constitute an actual or constructive eviction, in whole or in part, or entitle Lessee to any payment from Lessor for any loss, damage or expense, or to abatement or diminution of Fixed Basic Rent or additional rent, or otherwise relieve Lessee from any of its obligations under this lease, or impose any obligation upon Lessor or its agents. Lessor will use reasonable efforts to insure that there is no interruption in electrical service to Lessee, but in no event shall Lessor be responsible for any failures of the utility providing such service or the negligence or other acts of third parties causing any such interruption.

        o. Lessee shall not make any electrical installations, alterations, additions or changes to the electrical equipment or appliances in the Premises without prior written consent of Lessor in each such instance, which consent shall not be unreasonably withheld or delayed. Lessee shall comply with the rules and regulations applicable to the service, equipment, wiring and requirements of Lessor and of the utility company supplying electricity to the Building. Lessee agrees that its use of electricity in the Premises will not exceed the capacity of existing feeders to the Building or the risers or wiring installations therein and Lessee shall not use any electrical equipment which, in Lessor's judgment, will overload such installations or interfere with the use thereof by other Lessees in the Building. If, in Lessor's judgment, after consultation with an electrical consultant, Lessee's electrical requirements necessitate installation of an additional riser, risers or other proper and necessary equipment or services, including additional ventilating or air-conditioning, the same shall be provided or installed by Lessor at Lessee's expense, which shall be chargeable and collectible as additional rent and paid within 30 days after the rendition to Lessee of a bill therefor.*

        p. If, after Lessee's initial installation work, (i) Lessee shall request the installation of additional risers, feeders or other equipment or service to supply its electrical requirements and Lessor shall determine that the same are necessary and will not cause damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other Lessees or occupants of the Building, or
                (ii) Lessor shall determine that the installation of additional risers, feeders or other equipment or service to supply Lessee's electrical requirements is necessary, then and in either of such events Lessor shall cause such installations to be made, at Lessee's sole cost and expense and Lessee shall pay Lessor for such installations, as additional rent, within 30 days after submission of a statement therefor.



23.     ADDITIONAL RENT:

        It is expressly agreed that Lessee will pay in addition to the Fixed Basic Rent provided in Article 3 hereof, an Additional Rent to cover Lessee's Percentage as defined in the Preamble, of the increased cost to Lessor, for each of the categories enumerated herein, over the "Base Period Costs", as defined in the Preamble for said categories.

        a. OPERATING COST ESCALATION -- If the Operating Costs incurred by Lessor for the Building in which the Premises are located and Office Building Area for any Lease Year or Partial Lease Year during the Lease Term shall be greater than the Base Operating Costs (adjusted proportionately for periods less than a Lease
                Year), then Lessee shall pay to Lessor, as Additional Rent, Lessee's Percentage of all such excess Operating Costs. Operating Costs shall include, by way of illustration and not of limitation the following costs incurred by Lessor for the Building and the Office Building Area: personal property taxes; management fees consistent with those charged by owners of comparable buildings in the Borough of Paramus; labor directly attributable to the Building, including all wages and salaries; social security taxes, and other taxes which may be levied against Lessor upon such wages and salaries; supplies; repairs and maintenance; maintenance and service contracts; painting; wall and window washing; laundry and towel service; tools and equipment (which are not required to be capitalized for federal income tax purposes); fire and other insurance; trash removal; lawn care; snow removal and all other items properly constituting direct operating costs according to standard accounting practices (hereinafter collectively referred to as the "Operating Costs"), but not including depreciation of Building or equipment; interest; income or excess profits taxes; costs of maintaining the Lessor's corporate existence; franchise taxes; any expenditures required to be capitalized for federal income tax purposes, unless said expenditures are for the purpose of reducing Operating Costs within the Building and Office Building Area, or those which under generally applied real estate practice are expensed or regarded as deferred expenses or are required under any governmental or quasi-governmental law, statute, ordinance, rule, order, requirements or regulation, in which event the costs thereof amortized over their useful life shall be included. The Base Operating Costs shall as be as defined in the Preamble. Notwithstanding anything hereinabove to the contrary, the following items shall be excluded from Operating Costs: (1) cost of improvements and services paid for or made for new or existing lessees or occupants of the Building (including Lessee) and/or any credits granted in lieu thereof and in addition therefor; (2) cost of any repairs made by Lessor to remedy damage to the extent caused by or resulting from the acts or omissions of Lessor, its agents, contractors, licensees or employees or of other lessees in the Building; (3) legal or brokerage or finder's or appraisal fees or other fees, leasing commissions, advertising and promotional expenses and other costs incurred in leasing or attempting to lease any portion of the Building or in connection with defaults by present or prior lessees or occupants or in connection with placing or refinancing any mortgages or underlying leases on the Building or Office Building Area; (4) funds given to any lessees in cash, by credit or offset or otherwise, and the cost of any work done for any lessees in connection with the leasing of space in the Building; (5) cost of any items to the extent Lessor is or is entitled to be reimbursed by insurance (or would have been reimbursable had a reasonably prudent Lessor maintained insurance coverage), or otherwise compensated, including direct reimbursement by any Lessee for specific services performed for such Lessee (other than under operating expense escalation provisions of its lease); (6) that portion of any salary, fee or cost paid to an individual having a familial relationship including by marriage or to a corporation or other entity affiliated with Lessor (i.e., controlling, controlled by or under common control with Lessor) that is in excess of the amount which would be paid in the absence of such relationship;
                (7) financing and refinancing costs with respect to any indebtedness of Lessor, whether secured or unsecured, including legal and accounting fees and expenses, prepayment penalties and interest and amortization payments in connection therewith; (8) rent and additional rent under any ground or underlying lease (except to the extent that any additional rent thereunder would otherwise qualify as an Operating Cost hereunder); (9) franchise, gross receipts, rent, unincorporated business, estate, transfer, mortgage, inheritance and income taxes imposed upon Lessor and any present or future taxes similar to the foregoing excluded items (other than sales taxes on items or services otherwise includible in Operating Expenses); (10) costs incurred in connection with the transfer or disposition of direct or indirect ownership interests in the Building, Land or Lessor including, without limitation, attorneys' fees and expenses; (11) costs of repairs or restoration necessitated by condemnation; (12) costs incurred in connection with the making or enforcement of leases or resolution of disputes with lessees, including, without limitation, court costs, attorneys' fees and disbursements in connection with any summary proceedings to dispossess any lessee; (13) fines, judgments or awards against Lessor; (14) costs resulting from Lessor's default under any lease or mortgage or other agreement; (15) items to the extent actually reimbursed to Lessor or to which Lessor is entitled to be reimbursed pursuant to any warranties or guarantees or any other source; (16) wages, salaries and other compensation paid to employees of the Building above the grade of building manager; (17) lease takeover or take-back costs incurred by Lessor in connection with leases in the Building; (18) to the extent any costs includible in Operating Costss are incurred with respect to both the Building and other properties (including, without limitation, salaries, fringe benefits and other compensation of Lessor's personnel who provide services to both the Building and other properties), there shall be excluded from Operating Costs a fair and reasonable percentage thereof which is properly allocable to such other properties; (19) cost of any judgment, settlement, or arbitration award resulting from any liability of Lessor that is the result of negligence, willful misconduct, default or fraud and all expenses incurred in connection therewith; (20) the cost of providing any service provided by managing agents of comparable office buildings in Bergen County, New Jersey that is customarily included in management fees and management fees in excess of those normally incurred for comparable buildings; (21) the cost of acquiring or replacing any separate electrical meter Lessor may provide to any of the lessees in the Building; (22) costs relating to withdrawal liability or unfunded pension liability;
                (23) cost of installing, operating, maintaining and repairing any specialty facility such as an observatory, broadcasting facilities, luncheon club, athletic or recreational club, child care facility, auditorium, cafeteria or dining facility, conference center or similar facilities; (24) interest, fine, penalty or other late charges payable by Lessor and incurred as a result of late payments, except to the extent the same was incurred with respect to a payment part or all of which was the responsibility of Lessee hereunder and with respect to which Lessee did not make a payment in a timely fashion or did not make the same at all; (25) compensation paid to clerks, attendants or other persons in commercial concessions operated by Lessor; (26) costs of acquiring, leasing, insuring, restoring, removing or replacing (i) sculptures, (ii) paintings, and (iii) other objects of art located within or outside the Building, except for the cost of routine maintenance of such objects in the public areas in the Building; (27) costs incurred in connection with physically adding space to, or building additional stories on, the Building or its plazas, or adding buildings or other structures adjoining the Building, or connecting the Building to other structures adjoining the Building; (28) costs incurred in connection with the acquisition or sale of air rights or transferable development rights; (29) costs paid or incurred in connection with the removal, replacement, enclosure, encapsulation or other treatment of any hazardous materials or substances; (30) cost of electricity and overtime HVAC furnished to the Premises or any other leasable space in the Building whether or not leased to lessees; (31) costs (including, without limitation, any taxes or assessments) of any revenue generating signs or displays; (32) costs incurred in connection with any concourse or any plaza connecting the Building to any other building in excess of those costs equitably allocable to the Building; (33) expenditures for repairing and/or replacing any defect in any work performed by Lessor, its agents, contractors or employees in or to the Building or its appurtenances (including any sidewalks and parking areas); (34) the cost of any work or services in excess of those Lessor is required to furnish, without charge, to Lessee; (35) any payments or credits actually received by Lessor for recyclable materials and waste paper for a particular year within the Term shall be deducted from Operating Costs for such year; (36) bad debt losses.*

        b. FUEL, UTILITIES AND ELECTRIC COST ESCALATION (hereinafter referred to as "Utility and Energy Costs") -- If the Utility and Energy Costs, including any fuel surcharges or adjustments with respect thereto, incurred for water, sewer, gas, electric, other utilities and heating, ventilating and air conditioning for the Building, to include all leased and leasable areas (not separately billed or metered within the Building) and Common Facilities electric, lighting, water, sewer and other utilities for the Building and Office Building Area, for any Lease Year or Partial Lease Year, during the Term, shall be greater than the Base Utility and Energy Costs (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage as hereinafter defined, of all such excess Utility and Energy Costs. As used in this
                Article 23, the Base Utility and Energy Costs shall be as defined in the Preamble.

        c. TAX ESCALATION -- If the Real Estate Taxes for the Building and Office Building Area at which the Premises are located for any Lease Year or Partial Lease Year, during the Lease Term, shall be greater than the Base Real Estate Taxes (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage as hereinafter defined, of all such excess Real Estate Taxes. Lessor represents that to the best of its knowledge the Building is fully assessed.*

                As used in this Article 23(c), the words and terms which follow mean and include the following:

                i. "Base Real Estate Taxes" shall be as defined in the Preamble.

                ii. "Real Estate Taxes" shall mean the property taxes and assessments imposed upon the Building and Office Building Area, or upon the rent, as such, payable to the Lessor by tenants occupying any space in the Office Building Area, including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments, or charges levied, imposed or assessed against the Building and Office Building Area by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Lessor in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for, or in lieu of, or in addition to, a Real Estate Tax as hereinbefore provided) shall not be deemed a Real Estate Tax for the purposes hereof.

        d. LEASE YEAR -- As used in this Article 23, Lease Year shall mean a calendar year. Any portion of the Term which is less than a Lease Year as hereinbefore defined, that is, from the Commencement Date through the following December 31, and from the last January 1, falling within the Term to the end of the Term, shall be deemed a "Partial Lease Year". Any reference in this Lease to a Lease Year shall, unless the context clearly indicates otherwise, be deemed to be a reference to a Partial Lease Year if the period in question involves a Partial Lease Year.

        e. PAYMENT -- At any time, and from time to time, after the establishment of the Base Period Costs for each of the categories referred to above, Lessor shall advise Lessee in writing of Lessee's Percentage share with respect to each of the categories as estimated for the next twelve (12) month period (or proportionate part thereof if the last period prior to the Lease's expiration is less than twelve (12) months) as then known to the Lessor, and thereafter, the Lessee shall pay as Additional Rent, Lessee's Percentage share of these costs for the then current period affected by such advice (as the same may be periodically revised by Lessor as additional costs are incurred) in equal monthly installments, such new rates being applied to any months, for which the Fixed Basic Rent shall have already been paid which are affected by the Operating Cost Escalation and/or Utility and Energy Cost Escalation and/or Tax Escalation Costs above referred to, as well as the unexpired months of the current period, the adjustment for the then expired months to be made at the payment of the next succeeding monthly rental, all subject to final adjustment at the expiration of each Lease Year as defined in Article 23(d) hereof (or Partial Lease Year if the last period prior to the Lease's termination is less than twelve (12) months). However, Lessor shall be reimbursed by Lessee monthly during the first year of the Term for additional Utility and Energy Cost Escalations resulting from an increase in the monthly rate over the Base Utility Rate.

                In the event the last period prior to the Lease's termination is less than twelve (12) months, the Base Period Costs during said period shall be proportionately reduced to correspond to the duration of said final period.

        f. BOOKS AND REPORTS -- For the protection of Lessee, Lessor shall maintain books of account which shall be open to Lessee and its representatives at all reasonable times so that Lessee can determine that such Operating, Utility and Energy and Real Estate Tax Costs have, in fact, been paid or incurred. Lessee's representatives shall mean only (i) Lessee's employees or (ii) a Certified Public Accounting firm, and neither Lessee's employees nor any Certified Public Accounting firm shall not be permitted to (i) perform such inspection and/or audit on a contingency basis, or (ii) perform such an inspection and/or audit for any other tenant in the Building. Nothing hereinabove shall preclude Lessee from using its usual Certified Public Accounting firm. At Lessor's request, Lessee shall execute a confidentiality agreement reasonably acceptable to Lessor prior to any examination of Lessor's books and records. In the event Lessee disputes any one or more of said charges, Lessee shall attempt to resolve such dispute with Lessor, provided that if such dispute shall not be satisfactorily settled between Lessor and Lessee, the dispute shall be referred by either party to an independent certified public accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, The American Arbitration

                Association may be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties, who shall jointly share any cost of such arbitration. Pending resolution of said dispute the Lessee shall pay to Lessor the sum so billed by Lessor subject to its ultimate resolution as aforesaid.*

        g. RIGHT OF REVIEW -- Once Lessor shall have finally determined said Operating, Utility and Energy or Real Estate Tax Costs at the expiration of a Lease Year, then as to the item so established, Lessee shall only be entitled to dispute said charge as finally established for a period of nine (9) months after such charge is finally established, and Lessee specifically waives any right to dispute any such charge at the expiration of said nine (9) month period.*

        h. OCCUPANCY ADJUSTMENT -- If, with respect to Operating Cost Escalation, as established in Article 23(a) hereof, and Utility and Energy Cost Escalation, as established in Article 23(b) hereof, the Building is less than ninety-five percent (95%) occupied during the establishment of the respective Base Periods, then the Base Costs incurred with respect to said Operating Cost or Utility and Energy Cost shall be adjusted during any such period within the Base Period so as to reflect ninety-five percent (95%) occupancy. Similarly, if during any Lease Year or Partial Lease Year, subsequent to the Base Period the Building is less than ninety-five percent (95%) occupied, then the actual costs incurred for Operating Cost and Utility and Energy Cost shall be increased during any such period to reflect ninety-five percent (95%) occupancy so that at all times after the Base Period the Operating Cost or Utility and Energy Cost shall be actual costs, but in the event less than ninety-five percent (95%) of the Building is occupied during all or part of the Lease Year involved, the Operating Cost or Utility and Energy Cost shall not be less than that which would have been incurred had ninety-five percent (95%) of the Building been occupied. The aforesaid adjustment shall only be made with respect to those items that are in fact affected by variations in occupancy levels.*

24.     LESSEE'S ESTOPPEL:

        Lessee shall, from time to time, on not less than twenty (20) days prior written request by Lessor, execute, acknowledge and deliver to Lessor a written statement certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the rents and charges have been paid; and, to the best of Lessee's knowledge, whether or not Lessor is in default hereunder, and if so, specifying the nature of the default. It is intended that any such statement delivered pursuant to this Article 24 may be relied on by a prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage of Lessor's interest. Lessee shall also execute and deliver the form "Lessee Estoppel Certificate" attached hereto as Exhibit F.


25.     HOLDOVER TENANCY:

        If Lessee holds possession of the Premises after the Expiration Date of this Lease, Lessee shall (i) become a tenant from month to month under the provisions herein provided, but at one hundred fifty percent (150%) of the monthly fixed basic rental for the last month of the term plus the Additional Rent for the first month and two hundred percent (200%) of the monthly fixed basic rental for the last month of the term plus the Additional Rent thereafter which shall continue as provided in the Lease which sum shall be payable in advance on the first day of each month, and without the requirement for demand or notice by Lessor to Lessee demanding delivery of possession of said Premises, and such tenancy shall continue until terminated by Lessor, or until Lessee shall have given to Lessor, at least thirty (30) days prior to the intended date of termination, a written notice of intent to terminate such tenancy, which termination date must be as of the end of a calendar month; and (ii) indemnify Lessor against actual damages incurred by Lessor resulting from the delay by Lessee in so surrendering the Premises including, without limitation, any actual damages incurred by Lessor resulting from claims made by any succeeding occupant of whom Lessor gives Lessee notice founded on such delay. Lessee's obligations under this Section shall survive the expiration or sooner termination of the Lease. The time limitations described in this Article 25 shall not be subject to extension for Force Majeure.*


26.     RIGHT TO SHOW PREMISES:

        Lessor may show the Premises to prospective purchasers and mortgagees; and during the twelve (12) months prior to termination of this Lease, to prospective tenants, during Building Hours on reasonable notice to Lessee. Lessee shall have the right to have a Lessee representative accompany Lessor.*


27.     LESSEE'S WORK:

        Except as expressly provided herein to the contrary, Lessee shall accept the Premises "as is". Such term shall mean in the same condition and repair in which the prior tenant vacated such space.. Lessee shall be responsible for all work as may be necessary to convert the Premises (and Larger Premises) to Lessee's requirements. Lessor shall not be responsible for performing any work with respect to such space. Any work, changes or improvements made to such space shall be performed at Lessee's expense in accordance with the terms of this Lease.*

        Notwithstanding anything hereinabove to the contrary, Lessor shall, at its sole cost and expense, perform the following work in the Building and Office Building Area: (i) provide a Code compliant connection to the Building's fire panel on the third floor, (ii) refurbish the Building's elevator cabs to a first class standard using building standard material, (iii) touch-up the Building's lobby and common areas, (iv) upgrade the outside landscaping, and (v) install a ground mounted sign (the location, size and design of which shall be determined by Lessor) for Lessee and other tenants of the Building, and Lessee shall reimburse Lessor one-third of the cost thereof.*

        Notwithstanding anything hereinabove to the contrary, Lessee (a) shall have the right, at Lessee's cost and expense, as part of Lessee's work, subject to Lessor's approval of the plans therefor and compliance with all applicable laws and codes, to build a lobby area surrounding the elevator that opens solely into the Premises in the south lobby of the Building and Lessee shall have the exclusive right to use such south lobby area and restrooms therein, and (b) shall have the obligation, at Lessee's cost and expense, as part of Lessee's work, subject to Lessor's approval of the plans therefor and compliance with all applicable laws and codes, to refurbish all third floor bathrooms (including common bathrooms) to be Code compliant including compliant with the Americans with Disabilities Act.*

28.     WAIVER OF TRIAL BY JURY:

        To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Premises.


29.     LATE CHARGE:

        Anything in this Lease to the contrary notwithstanding, at Lessor's option, Lessee shall pay a "Late Charge" of five percent (5%) of any installment of Fixed Basic Rent or Additional Rent not paid at all, or paid more than seven (7) days after the due date thereof, to cover the extra expense involved in handling delinquent payments, said Late Charge to be considered Additional Rent. The amount of the Late Charge to be paid by Lessee shall be reassessed and added to Lessee's obligations for each successive monthly period until paid. Notwithstanding anything in this Article to the contrary, Lessor shall waive a Late Charge one time during each Lease Year provided, however, the installment of Fixed Basic Rent or Additional Rent so due is paid by the fifteenth (15th) day of the month. Payment received subsequent to the fifteenth (15th) of the month during these grace periods shall require a Late Charge to be reassessed and added to Lessee's obligations hereunder.*

30.     LESSEE'S INSURANCE:

        a. Lessee covenants to provide at Lessee's cost and expense on or before the earlier of (i) the Commencement Date, or (ii) Lessee's taking actual possession for the purpose of completing any improvement work, and to keep in full force and effect during the entire Term and so long thereafter as Lessee, or anyone claiming by, through or under Lessee, shall occupy the Premises, insurance coverage as follows:

                i. Commercial General Liability insurance with contractual liability endorsements with respect to the business of Lessee in which Lessee shall be adequately covered under limits of liability of not less than FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) combined single limit per occurrence for bodily or personal injury (including death) and property damage. Such insurance may be carried (x) under a blanket policy covering the Premises and other locations of Lessee, and (y) under a primary liability policy of not less than ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) and the balance under an umbrella policy. Notwithstanding anything to the contrary contained in this Lease, the carrying of insurance by Lessee in compliance with this Article 30 shall not modify, reduce, limit or impair Lessee's obligations and liability under Article 33 hereof.*

                ii. Fire and Extended Coverage, Vandalism, Malicious Mischief, Sprinkler Leakage and Special Extended Coverage Insurance in an amount adequate to cover the cost of replacement of all personal property, decoration, trade fixtures, furnishings, equipment in the Premises and all contents therein. Lessor shall not be liable for any damage to such property of Lessee by fire or other peril includable in the coverage afforded by the standard form of fire insurance policy with extended coverage endorsement attached (whether or not such coverage is in effect), no matter how caused, it being understood that the Lessee will look solely to its insurer for reimbursement.

                iii. Worker's Compensation Insurance in the minimum statutory amount covering all persons employed by Lessee.

                iv. Said limits shall be subject to periodic review and Lessor reserves the right to increase said coverage limits if, in the reasonable opinion of Lessor, said coverage becomes inadequate and is less than that commonly maintained by tenants in similar buildings in the area by tenants making similar uses. On or before the Commencement Date, and thereafter at Lessor's request, Lessee shall provide Lessor evidence of the insurance coverage required herein in the form of a duplicate original insurance policy, an insurance binder (countersigned by the insurer), or Evidence of Insurance (in form ACORD 27 with respect to property insurance and ACORD 25-S with respect to liability insurance) for each of the insurance policies Lessee is required to carry in compliance with its obligations under this Lease.

        b. All of the aforesaid insurance shall (i) name Lessor as an additional insured; (ii) be written by one or more responsible insurance companies licensed in the State of New Jersey reasonably satisfactory to Lessor and in form reasonably satisfactory to Lessor; (iii) contain endorsements substantially as follows: "It is understood and agreed that the insurer will give to Lessor, or any successor lessor, c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey, thirty
                (30) days prior written notice of any cancellation of this policy."; (iv) shall be written on an "occurrence" basis and not on a "claims made" basis.*

        c. Lessee shall be solely responsible for payment of premium and Lessor (or its designee) shall not be required to pay any premium for such insurance. Lessee shall deliver to Lessor at least fifteen (15) days prior to the expiration of such policy, either a duplicate original or a certificate it being the intention of the parties hereto that the insurance required under the terms hereof shall be continuous during the entire Term of this Lease and any other period of time during which pursuant to the Term hereof, said insurance is required. Any insurance carried by Lessee shall be in excess of and will not contribute with the insurance carried by Lessor for injuries or damage arising out of the Premises.

        d. Lessee agrees, at its own cost and expense, to comply with all rules and regulations of the National Fire Protection Association (NFPA) National Fire Code. If, at any time or from time to time, as a result of or in connection with any failure by Lessee to comply with the foregoing sentence or any act or omission or commission by Lessee, its employees, agents, contractors or licensees, or a result of or in connection with the use to which the Premises are put (notwithstanding that such use may be for the purposes hereinbefore permitted or that such use may have been consented to by Lessor), the fire insurance rate(s) applicable to the Premises shall be higher than that which would be applicable for a business office legally permitted therein, Lessee agrees that it will pay to Lessor as Additional Rent, such portion of the premiums for all Lessor's fire insurance policies in force with respect to the building and the contents of any occupant thereof as shall be attributable to such higher rate(s).

        e. Lessor makes no representation that the limits of liability specified to be carried by Lessee or Lessor under the terms of this Lease are adequate to protect Lessee against Lessee's undertaking under this Article 30, and in the event Lessee believes that any such insurance coverage called for under this Lease is insufficient, Lessee shall provide, at is own expense, such additional insurance as Lessee deems adequate.

        f. In the event the Building or Premises or its contents are damaged or destroyed by fire or other insured casualty, (i) Lessor, to the extent of the coverage of Lessor's policies of fire insurance, hereby waives its rights, if any, against Lessee with respect to such damage or destruction, even if said fire or other casualty shall have been caused, in whole or in part, by the negligence of Lessee, and (ii) Lessee, to the extent of the coverage of Lessee's policies of fire insurance with extended coverage, hereby waives its rights, if any, against Lessor with respect to such damage, or destruction, even if said fire or other casualty shall have been caused, in whole or in part, by the negligence of Lessor; provided, however, such waivers of subrogation shall only be effective with respect to loss or damage occurring during such time as Lessor's or Lessee's policies of fire insurance (as the case may be) shall contain a clause or endorsement providing in substance that the aforesaid waiver of subrogation shall not prejudice the type and amount of coverage under such policies or the right of Lessor or Lessee (as the case may be) to recover thereunder. If, at any time, Lessor's or Lessee's insurance carrier refuses to write insurance which contains a consent to the foregoing waiver of subrogation, Lessor or Lessee, as the case may be, shall notify the party thereof in writing, and upon the giving of such notice, the provisions of this Section shall be null and void as to any casualty which occurs after such notice. If Lessor's or Lessee's insurance carrier shall make a charge for the incorporation of the aforesaid waiver of subrogation in its policies, then the party requesting the waiver shall promptly pay such charge to the other party upon demand. In the event the party requesting their waiver fails to pay such charge upon demand, the other party shall be released of its obligation to supply such waiver.

        g. Should Lessee fail to maintain the insurance coverage as set forth in this Article 30, then Lessee shall be in default hereunder and shall be deemed to have breached its covenants as set forth herein.


31.     NO OTHER REPRESENTATIONS:

        No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).


32.     QUIET ENJOYMENT:

        Lessor covenants that if, and so long as, Lessee pays Fixed Basic Rent, and any Additional Rent as herein provided, and performs Lessee's covenants hereof, Lessor shall do nothing to affect Lessee's right to peaceably and quietly have, hold and enjoy the Premises for the Term herein mentioned, subject to the provisions of this Lease.

33.     INDEMNITY:

        Lessee shall defend, indemnify and save harmless Lessor and its agents against and from; (a) any and all claims (i) arising from (x) the conduct or management by Lessee, its subtenants, licensees, its or their employees, agents, contractors or invitees on the Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Lessor for Lessor's or Lessee's account) in or about the Premises during the Term of this Lease, or during the period of time, if any, prior to the Commencement Date that Lessee may have been given access to the Premises, (z) any default by Lessee under the terms, covenants and conditions of this Lease or (ii) arising from any negligent or otherwise wrongful act or omission of Lessee or any of its subtenants or licensees or its or their employees, agents, contractors or invitees, and (b) all costs, expenses and liabilities including attorneys fees and disbursements incurred in or in connection with each such claim, action or proceeding brought thereon. In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall resist and defend such action or proceeding.

        Lessor shall indemnify and save harmless Lessee and its agents against and from; (a) any and all claims (i) arising from (x) the conduct or management by Lessor, its employees, agents, contractors or invitees on the Common Facilities or of any business therein, or (y) any work or thing whatsoever done, or any condition created in or about the Common Facilities during the Term of this Lease, or (ii) arising from any negligent or otherwise wrongful act or omission of Lessor or any of its employees, agents, contractors or invitees, or (iii) arising from any default by Lessor under the terms, covenants and conditions of this Lease and (b) all costs, expenses and liabilities incurred in or in connection with each such claim, action or proceeding brought thereon. Wherever either party shall be required under this Lease to indemnify, defend and hold the other party harmless, such obligation shall be subject to the condition that the party to be indemnified provide to the party being called upon to indemnify, defend or hold such party harmless prompt notice of any claim or circumstance coming to the claiming party's attention with respect to which such indemnification, defense or holding harmless may be sought; and shall give the indemnifying party reasonable control of the defense and settlement of any such claim, and reasonable cooperation with regard to such defense.*



34.     ARTICLE HEADINGS; ASTERISKS:

        The article headings in this Lease and position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions. The asterisks set forth at various locations in this Lease are set forth for Lessor's internal administrative purposes, and are not intended to refer to any other language or to be used for interpretive purposes.*


35.     APPLICABILITY TO HEIRS AND ASSIGNS:

        The provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee, and their respective heirs, successors, legal representatives and assigns. It is understood that the term "Lessor" as used in this Lease means only the owner, a mortgagee in possession or a term lessee of the Building, so that in the event of any sale of the Building or of any lease thereof, or if a mortgagee shall take possession of the Premises, the Lessor herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the ground lessee of the Building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder.*

36.     OUTSIDE PARKING SPACES:

        Lessee's occupancy of the Premises shall include the use of the number of outside parking spaces as set forth in the Preamble, all of which will be assigned or unassigned, as set forth in the Preamble. Lessor shall not be responsible for any damage or theft of any vehicle in the parking area and shall not be required to keep parking spaces clear of unauthorized vehicles (but will use reasonable efforts to monitor to minimize such unauthorized use) or to otherwise supervise the use of the parking area. Lessee shall, upon request, promptly furnish to Lessor the license numbers of the cars operated by Lessee and its subtenants, licensees, concessionaires, officers and employees. If any vehicle of the Lessee, or of any subtenant, licensee, concessionaire, or of their respective officers, agents or employees, is parked in any part of the Common Facilities other than the employee parking area(s) designated therefor by Lessor, Lessee shall pay to Lessor such penalty as may be fixed by Lessor from time to time. All amounts due under the provisions of this Article 36 shall be deemed to be Additional Rent. Lessor shall keep the parking area sufficiently lighted, as reasonably determined by Lessor.*


37.     LESSOR'S LIABILITY FOR LOSS OF PROPERTY:

        Neither party shall be liable for any loss of property from any cause whatsoever, including but not limited to theft or burglary from the Premises, and any such loss arising from the negligence of either party, its agents, servants or invitees, and Lessor shall not be liable for any loss of property from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof, and both parties covenant and agree to make no claim for any such loss at any time.*


38.     PARTIAL INVALIDITY:

        If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

39.     LESSEE'S BROKER:

        Lessee and Lessor represents and warrants to the other that Lessee's Broker, as defined in the Preamble is the sole broker with whom it has negotiated in bringing about this Lease and Lessee agrees to indemnify and hold Lessor and its mortgagee(s) harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Lessor and Lessee. In no event shall Lessor's mortgagee(s) have any obligation to any broker involved in this transaction. In the event that no broker was involved as aforesaid, then Lessee represents and warrants to the Lessor that no broker brought about this transaction, and Lessee agrees to indemnify and hold Lessor harmless from any and all claims of any broker arising out of or in connection with the negotiations of, or entering into of, this Lease by Lessee and Lessor. Based upon Lessee's representation above, Lessor shall pay Lessee's Broker a commission per a separate agreement and Lessor agrees to indemnify and hold harmless Lessee with respect thereto.*


40.     PERSONAL LIABILITY:

        Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of Lessor's constituent members (to include but not be limited to, officers, directors, partners and trustees) their respective successors, assigns or any mortgagee in possession (for the purposes of this Article, collectively referred to as "Lessor"), with respect to any of the terms, covenants and conditions of this Lease, and that Lessee shall look solely to the equity of Lessor in the

        Building (and the proceeds of any sale, insurance award or condemnation award or payment in lieu thereof) for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of liability to be absolute and without any exceptions whatsoever.*


41.     NO OPTION:

        The submission of this Lease Agreement for examination does not constitute a reservation of, or option for, the Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Lessor and Lessee.


42.     DEFINITIONS:

        a. AFFILIATE -- Affiliate shall mean any corporation related to Lessee as a parent, subsidiary or brother-sister corporation so that such corporation and such party and other corporations constitute a controlled group as determined under Section 1563 of the Internal Revenue Code of 1986, as amended and as elaborated by the Treasury Regulations promulgated thereunder or any business entity in which Lessee has more than a fifty percent (50%) interest.

        b. COMMON FACILITIES -- Common Facilities shall mean the non-assigned parking areas; lobby; elevator(s); fire stairs; public hallways; public lavatories; all other general Building facilities that service all Building tenants; air conditioning rooms; fan rooms; janitors' closets; electrical closets; telephone closets; elevator shafts and machine rooms; flues; stacks; pipe shafts and vertical ducts with their enclosing walls. Lessor may at any time close temporarily any Common Facilities to make repairs or changes therein or to effect construction, repairs or changes within the Building, or to discourage non-tenant parking, and may do such other acts in and to the Common Facilities as in its reasonable judgement may be desirable to improve the convenience thereof, but shall always in connection therewith, endeavor to minimize any inconvenience to Lessee and, in no event, shall reduce the aggregate number of parking spaces assigned to Lessee. Notwithstanding anything herein to the contrary, Lessor shall not permit a food service kiosk to be located in the lobby of the Building.*

        c. FORCE MAJEURE -- Force Majeure shall mean and include those situations beyond Lessor's control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or, where applicable, the passage of time while waiting for an adjustment or insurance proceeds. Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the payment of Fixed Basic Rent or Additional Rent, shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Force Majeure.

        d. LESSEE'S PERCENTAGE -- The parties agree that Lessee's Percentage, as defined in the Preamble, reflects and will be continually adjusted to reflect the ratio of the gross square feet of the area rented to Lessee [the numerator] as compared with the total number of gross square feet of the entire Building, which shall be deemed to be 348,510 gross rentable square feet (or additional buildings that may be constructed within the Office Building Area) [the denominator] measured outside wall to outside wall, but excluding therefrom any storage areas. Lessor shall have the right to make changes or revisions in the Common Facilities of the Building so as to provide additional leasing area. Lessor shall also have the right to construct additional buildings in the Office Building Area for such purposes as Lessor may deem appropriate, and subdivide the lands for that purpose if necessary, and upon so doing, the Office Building Area shall become the subdivided lot on which the Building in which the Premises is located. However, if any service provided for in Article 23(a) or any utility provided for in Article 23(b) is separately billed or separately metered within the Building, then the square footage so billed or metered shall be subtracted from the denominator and the Lessee's proportionate share for such service and/or utility shall be separately computed, and the Base Costs for such item shall not include any charges attributable to said square footage. Lessee understands that as a result of changes in the layout of the Common Facilities from time to time occurring due to, by way of example and not by way of limitation, the rearrangement of corridors, the aggregate of all Building tenant proportionate shares may be equal to, less than or greater than one hundred percent (100%). Notwithstanding anything hereinabove to the contrary, in no event shall Lessee's Percentage exceed Lessee's Percentage as of the date hereof, except to the extent Lessee leases additional space in the Building.*


433.    NOTICES:

        Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if (i) delivered personally or (ii) sent by registered mail or certified mail return receipt requested in a postage paid envelope addressed or (iii) sent by nationally recognized overnight delivery service, if to Lessee, at the above described Building; if to Lessor, at Lessor's address as set forth above; or, to either at such other address as Lessee or Lessor, respectively, may designate in writing. Notice shall be deemed to have been duly given, if delivered personally, on delivery thereof, if mailed, upon the third
        (3rd) day after the mailing thereof or if sent by overnight delivery service, the next business day.


444.    ACCORD AND SATISFACTION:

        No payment by Lessee or receipt by Lessor of a lesser amount than the rent and additional charges payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Fixed Basic Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Fixed Basic Rent or Additional Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Fixed Basic Rent and Additional Rent or pursue any other remedy provided herein or by law.


455.    EFFECT OF WAIVERS:

        No failure by Lessor to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent, or waiver, express or implied, by Lessor to or of any breach of any covenant, condition or duty of Lessee shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by Lessor.

466.    LEASE CONDITION:

        This Lease is expressly conditioned upon Lessor receiving the consent and approval of Lessor's mortgagee to its term and provisions not later than thirty (30) days after its execution by Lessee, and delivery to Lessor. Should said consent not be received within the aforesaid time period, Lessor may, at Lessor's sole option, cancel this Lease and Lessor shall return the first month's Fixed Basic Rent to Lessee, which Lessee has deposited with Lessor upon execution of this Lease, and thereafter the parties shall have no further obligations to each other with respect to this Lease.


477.    MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE:

        Lessee agrees to give any mortgagees and/or trust deed holders, by registered or certified mail or overnight courier, a copy of any notice of default served upon Lessor, provided that, prior to such notice, Lessee has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such mortgagees and/or trust deed holders. Lessee further agrees that, if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty
        (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be reasonably necessary, if within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.*


488.    LESSOR'S RESERVED RIGHT:

        Lessor and Lessee acknowledge that the Premises are in a Building which is not open to the general public. Access to the Building is restricted to Lessor, Lessee, their agents, employees and contractors and to their invited visitors. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Lessee or any other tenant, Lessor reserves the right unilaterally, temporarily and reasonably, to alter Lessee's ingress and egress to the Building or make any change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location.*


49.     CORPORATE AUTHORITY:

        If Lessee is a corporation, Lessee represents and warrants that this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen (15) days of execution hereof, Lessee will provide Lessor with a corporate resolution confirming the aforesaid.


490.    AFTER-HOURS USE:

        Lessee shall be entitled to make use of said Standard Electric Service and HVAC beyond the Building Hours, at Lessee's sole cost and expense, provided Lessee shall notify the Lessor by 3:00 p.m. on the day that Lessee shall require said overtime use if said overtime use is required on any weekday, and by 3:00 p.m. on Friday for Saturday and/or Sunday overtime use. It is understood and agreed that Lessee shall pay the sum of FORTY-FIVE AND 00/100 DOLLARS ($45.00) per hour per zone for air-conditioning service and THIRTY AND 00/100 DOLLARS ($30.00) per hour per zone for heating services, plus such additional percentage increase of the aforesaid hourly sums computed by measuring the percentage increase between the utility rates (including fuel and electric) in effect (including fuel surcharges or adjustments) and the percentage increase in other component costs of providing such service during the month for which such overtime use is requested and the Base Rate. The Base Rate for purposes hereof shall be the average of the utility rates (including fuel and electric) in effect (including surcharges and/or adjustments) and other component costs of providing such service during Calendar Year 2001.

        In no event shall Lessee pay more than SEVENTY-FIVE AND 00/100 DOLLARS ($75.00) per hour in the aggregate for air-conditioning service (regardless of the number of zones used) or more than FORTY-EIGHT AND 00/100 DOLLARS ($48.00) per hour in the aggregate for heating services (regardless of the number of zones used), plus such additional percentage increase of the aforesaid hourly sums computed as set forth above. Lessee covenants and agrees to use its best efforts to use the least number of zones possible for overtime services.

        In no event shall the Lessee pay less than the sum of FORTY-FIVE AND 00/100 DOLLARS ($45.00) per hour per zone for such overtime air-conditioning service or less than THIRTY AND 00/100 DOLLARS ($30.00) per hour per zone for such overtime heating service unless one or more other tenants in the same zone in the Building have requested and are also using such services after hours, in which event such charges to Lessee shall be prorated accordingly.*

501.    LESSOR REPRESENTATIONS AND WAIVER:

A. Lessor hereby warrants and represents to Lessee that, as of the date hereof:

        a. Lessor has full power and authority to enter into this Lease and the person executing this Lease on behalf of Lessor is authorized to do so.

        b. The Building Systems serving the Premises (including the Larger Premises) are in good working order.

        c. The use of the Premises (including the Larger Premises) for the Permitted Use is permitted by applicable law and is not inconsistant with the certificate of occupancy for the Building and shall not, in and of itself, subject Lessee or Lessor to any obligations regarding Lessor's fire insurance policies (including, but not limited to, the payment of increased premiums or otherwise).

        d. Lessor is the fee owner of the Building and there are no ground leases and/or mortgages which in any way prohibit or interfere with the use of the Premises (including the Larger Premises) by Lessee for the Permitted Use during the Term of this Lease, and Lessor shall not permit or suffer any such ground lease or mortgage to be placed against the Building which would prohibit or interfere with such Permitted Use during the Term of this Lease.

        e. Lessor has received no notice of any violations affecting the Premises (including the Larger Premises) or the Building, and Lessor has no knowledge of any condition which, with the giving of notice and the passage of time, would constitute a violation. Lessee shall not be responsible for any violations against the Premises (including the Larger Premises), nor against the Building existing as of the commencement of the term of this Lease, whether or not of record.

        f. No other lessee or occupant of the Building has been granted a right by Lessor which would prohibit or limit Lessee's Permitted Use and rights under this Lease.

        g. This Lease does not violate the provisions of any instrument heretofore executed and binding on Lessor.

        h. Lessor has obtained all required consents and approvals in order to enter into this Lease (excluding that required from any mortgagee).

        i. Lessor has no knowledge of any pending or future assessments or special real estate taxes.

B. Lessor hereby waives any statutory or common law lien (or similar right such as distraint) it may have on Lessee's property.

        EACH PARTY AGREES that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

        IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.


MACK-CALI REALTY, L.P.                            MOVADO GROUP, INC.

By: Mack-Cali Realty Corporation,
      its general partner

By:   /s/ Michael A Grossman                      By:   /s/ Rick Cote
      ----------------------                            -------------
      Michael A. Grossman                               Name:
      Executive Vice President                          Title:

                                     RIDER A

                                OPTION TO EXTEND.

        (a) If the term of this lease shall then be in full force and effect and Lessee is not in default of its obligations hereunder, beyond any applicable cure period after notice. Lessee shall have the option to extend the term of this lease for a period of 5 years (the "Extension Term") commencing on the day immediately following the Expiration Date, provided however that Lessee shall give Lessor notice of its election to extend the term no earlier than eighteen
(18) months prior to the Expiration Date nor later than twelve (12) months prior to the Expiration Date of the initial term. TIME SHALL BE OF THE ESSENCE in connection with the exercise of Lessee's option pursuant to this Rider A. *

        (b) Such extension of the term of this lease shall be upon the same covenants and conditions, as herein set forth except for the Fixed Basic Rent (which shall be determined in the manner set forth below), and except that Lessee shall have no further right to extend the term of this lease after the exercise of the single option described in paragraph (a) of this Section. If Lessee shall duly give notice of its election to extend the term of this lease, the Extension Term shall be added to and become a part of the term of this lease (but shall not be considered a part of the initial term), and any reference in this lease to the "term of this lease", the "term hereof", or any similar expression shall be deemed to include such Extension Term, and, in addition, the term "Expiration Date" shall thereafter mean the last day of such Extension Term. Lessor shall have no obligation to perform any alteration or preparatory or other work in and to the Premises and Lessee shall continue possession thereof in its "as is" condition.

        (c) If Lessee exercises its option for the Extension Term, the Fixed Basic Rent during the Extension Term shall be the fair market rent for the Premises, as hereinafter defined.

        (d) Lessor and Lessee shall use their best efforts, within 30 days after Lessor receives Lessee's notice of its election to extend the term of this lease for the Extension Term ("Negotiation Period"), to agree upon the Fixed Basic Rent to be paid by Lessee during the Extension Term. If Lessor and Lessee shall agree upon the Fixed Basic Rent for the Extension Term, the parties shall promptly execute an amendment to this lease stating the Fixed Basic Rent for the Extension Term.

        (e) If the parties are unable to agree on the Fixed Basic Rent for the Extension Term during the Negotiation Period, then within 15 days after notice from the other party, given after expiration of the Negotiation Period, each party, at its cost and upon notice to the other party, shall appoint a person to act as an appraiser hereunder, to determine the fair market rent for the premises for the Extension Term. Each such person shall be a real estate broker or appraiser with at least ten years' active commercial real estate appraisal or brokerage experience (involving the leasing of office space as agent for both landlords and tenants) in Bergen County. If a party does not appoint a person to act as an appraiser within said 15 day period, the person appointed by the other party shall be the sole appraiser and shall determine the aforesaid fair market rent. Each notice containing the name of a person to act as appraiser shall contain also the person's address. Before proceeding to establish the fair market rent, the appraisers shall subscribe and swear to an oath fairly and impartially to determine such rent.

        If the two appraisers are appointed by the parties as stated in the immediately preceding paragraph, they shall meet promptly and attempt to determine the fair market rent. If they are unable to agree within 45 days after the appointment of the second appraiser, they shall attempt to select a third person meeting the qualifications stated in the immediately preceding paragraph within 15 days after the last day the two appraisers are given to determine the fair market rent. If they are unable to agree on the third person to act as appraiser within said 15 day period, the third person shall be appointed by the American Arbitration Association, upon the application of Lessor or Lessee to the office of the Association nearest the Building. The person appointed to act as appraiser by the Association shall be required to meet the qualifications stated in the immediately preceding paragraph. Each of the parties shall bear 50% of the cost of appointing the third person and of paying the third person's fees. The third person, however selected, shall be required to take an oath similar to that described above.

        The three appraisers shall meet and determine the fair market rent. A decision in which two of the three appraisers concur shall be binding and conclusive upon the parties. In deciding the dispute, the appraisers shall act in accordance with the rules then in force of the American Arbitration Association, subject however, to such limitations as may be placed on them by the provisions of this lease.

        Notwithstanding the foregoing, in no event shall the Fixed Basic Rent during the Extension

Term be less than the Fixed Basic Rent during the last year of the initial term of this lease.

        (f) After the fair market rent for the Extension Term has been determined by the appraiser or appraisers and the appraiser or appraisers shall have notified the parties, at the request of either party, both parties shall execute and deliver to each other an amendment of this lease stating the Fixed Basic Rent for the Extension Term.

        (g) If the Fixed Basic Rent for the Extension Term has not been agreed to or established prior to the commencement of the Extension Term, then Lessee shall pay to Lessor an annual rent ("Temporary Rent") which Temporary Rent shall be equal to 125% of the Fixed Basic Rent payable by Lessee for the last year of the initial term. Thereafter, if the parties shall agree upon a Fixed Basic Rent, or the Fixed Basic Rent shall be established upon the determination of the fair market rent by the appraiser or appraisers, at a rate at variance with the Temporary Rent (i) if such Fixed Basic Rent is greater than the Temporary Rent, Lessee shall promptly pay to Lessor the difference between the Fixed Basic Rent determined by agreement or the appraisal process and the Temporary Rent, or (ii) if such Fixed Basic Rent is less than the Temporary Rent, Lessor shall credit to Lessee's subsequent monthly installments of Fixed Basic Rent the difference between the Temporary Rent and the Fixed Basic Rent determined by agreement or the appraisal process.*

        (h) In describing the fair market rent during the Extension Term, the appraiser or appraisers shall be required to take into account the rentals at which leases are then being concluded (as of the last day of the initial term) (for 5 year leases without renewal options with the lessor and lessee each acting prudently, with knowledge and for self-interest, and assuming that neither is under undue duress) for comparable space in the Building and in comparable office buildings in the County of Bergen and shall also take into account (i) that the Base period costs (and similar base amounts, if any) during the Extension Term will be lower than the Base Period Costs (and similar base amounts, if any) for a newly executed lease, and (ii) that Lessor will not be providing free rent, construction allowance or performing any Lessor's work.*

        (i) The option granted to Lessee under this Rider A may be exercised only by Lessee, its affiliates, permitted successors and assigns, and not by any subLessee or any successor to the interest of Lessee by reason of any action under the Bankruptcy Code, or by any public officer, custodian, receiver, United States Trustee, trustee or liquidator of Lessee or substantially all of Lessee's property. Lessee shall have no right to exercise this option subsequent to the date Lessor shall have given the notice of termination referred to in Article 13 unless Lessee cures the default within the applicable grace period. Notwithstanding the foregoing, Lessee shall have no right to extend the term if, at the time it gives notice of its election, Lessee shall not be in occupancy of at least seventy-five percent (75%) of the Premises.*

                                     RIDER B

                              RIGHT OF FIRST OFFER:

        a.      i.      Subject to the provisions of this Rider B, Lessee shall
                        have the option to lease from Lessor any space on the third (3rd) floor as shown on the attached floor plan, ("Additional Space") at the expiration of the existing space lease for such Additional Space, subject to the existing right of the current tenant (or its successor in interest)to renew such lease. If the Term of this Lease shall be in full force and effect on the expiration or termination date of the existing space leases for the Additional Space, subject to the existing right of the current tenant (or its successor in interest) to renew such lease, and the date upon which Lessee shall exercise the option hereinafter referred to, Lessee shall have the option to lease all, but not less than all of the Additional Space on an as-is basis, free of unlawful quantities of asbestos or Contaminants, except such work as may be necessary so that the Building Systems serving the Additional Space are in good working order, provided Lessee gives Lessor written notice of such election within ten (10) business days after Lessee shall receive Lessor's notice that such Additional Space is available for leasing to Lessee. If
                        Lessee fails or refuses to exercise this option within the time period set forth above, TIME BEING OF THE
                        ESSENCE, then and in such event Lessor may lease said
                        Additional Space Space to others and thereafter, on the expiration or termination date of the space lease for the Additional Space, subject to the existing right of the current tenant (or its successor in interest) to renew such lease, Lessee shall have the rights set forth herein under this Section with respect to such Additional Space. If Lessee shall elect to lease said
                        Additional Space: (v) said Additional Space shall be deemed incorporated within and part of the Premises on the earlier of the date thirty (30) days after Lessor shall notify Lessee that such Additional Space is ready for occupancy by Lessee and the date Lessee occupies the Additional Space, and shall expire on the Expiration
                        Date of this Lease, (x) the Fixed Basic Rent payable under this Lease shall be increased by an amount such that during the balance of the term of this Lease the Fixed Basic Rent for said Additional Space shall be the then fair market rent for the Additional Space, as determined in the manner set forth in clause (ii) below,
                        (y) Lessee's Percentage Share shall be proportionately increased, and (z) all other terms and provisions set forth in this Lease shall apply, except that Lessor shall not be required to perform any work with respect to said Additional Space except as set forth above.*

                        The parties shall promptly execute an amendment of this Lease confirming Lessee's election to lease said Additional Space and the incorporation of said Additional Space into the Premises.

                ii. Lessor and Lessee shall use their best efforts, within thirty (30) days after Lessor receives Lessee's notice of its election to lease said Additional Space, ("Negotiation Period") to agree upon the Fixed Basic Rent to be paid by Lessee for said Additional Space. If Lessor and Lessee shall agree upon the Fixed Basic Rent, the parties shall promptly execute an amendment to this Lease stating the Fixed Basic Rent for the Additional Space.

                        If the parties are unable to agree on the Fixed Basic Rent for said Additional Space during the Negotiation Period, then within fifteen (15) days notice from the other party, given after expiration of the Negotiation Period, each party, at its cost and upon notice to the other party, shall appoint a person to act as an appraiser hereunder, to determine the fair market rent for the Additional Space. Each such person shall be a real estate broker or appraiser with at least ten (10) years' active commercial real estate appraisal or brokerage experience (involving the leasing of similar space as agent for both landlords and tenants) in Bergen County. If a party does not appoint a person to act as an appraiser within said fifteen (15) day period, the person appointed by the other party shall be the sole appraiser and shall determine the aforesaid fair market rent. Each notice containing the name of a person to act as appraiser shall contain the person's address. Before proceeding to establish the fair market rent, the appraisers shall subscribe and swear to an oath fairly and impartially to determine such rent.

                        If the two appraisers are appointed by the parties as stated in the immediately preceding paragraph, they shall meet promptly and attempt to determine the fair market rent. If they are unable to agree within forty-five (45) days after the appointment of the second appraiser, they shall attempt to select a third person meeting the qualifications stated in the immediately preceding paragraph within fifteen (15) days after the last day the two appraisers are given to determine the fair market rent. If they are unable to agree on the third person to act as appraiser within said fifteen
                        (15) day period, the third person shall be appointed by the American Arbitration Association, upon the application of Lessor or Lessee to the office of the Association nearest the Building. The person appointed to act as appraiser by the Association shall be required to meet the qualifications stated in the immediately preceding paragraph. Each of the parties shall bear fifty percent (50%) of the cost of appointing the third person and of paying the third person's fees. The third person, however selected, shall be required to take an oath similar to that described above.

                        The three appraisers shall meet and determine the fair market rent. A decision in which two of the three appraisers concur shall be binding and conclusive upon the parties. In deciding the dispute, the appraisers shall act in accordance with the rules then in force of the American Arbitration Association, subject however, to such limitations as may be placed on them by the provisions of this Lease.

                        After the Fixed Basic Rent for the Additional Space has been determined by the appraiser or appraisers and the appraiser or appraisers shall have notified the parties, at the request of either party, both parties shall execute and deliver to each other an amendment of this Lease stating the Fixed Basic Rent for the Additional Space.

                        If the Fixed Basic Rent for said Additional Space has not been agreed to or established prior to the incorporation of said Additional Space in the Premises, then Lessee shall pay to Lessor an annual rent ("Temporary Rent") which Temporary Rent on a per square foot basis shall be equal to the Fixed Basic Rent, on a per square foot basis, including step-ups in said Fixed Basic Rent as set forth in the Preamble, then being paid by Lessee for the Premises.

                        Thereafter, if the parties shall agree upon a Fixed Basic Rent, or the Fixed Basic Rent shall be established upon the determination of the fair market rent by the appraiser or appraisers, at a rate at variance with the Temporary Rent (i) if such Fixed Basic Rent is greater than the Temporary Rent, Lessee shall promptly pay to Lessor the difference between the Fixed Basic Rent determined by agreement or the appraisal process and the Temporary Rent, or (ii) if such Fixed Basic Rent is less than the Temporary Rent, Lessor shall credit to Lessee's subsequent monthly installments of Fixed Basic Rent the difference between the Temporary Rent and the Fixed Basic Rent determined by agreement or the appraisal process.

                        In determining the fair market rent for said Additional Space, the appraiser or appraisers shall be required to take into account the rentals at which leases are then being concluded for comparable space in the Building and in comparable buildings in the County of Bergen, New Jersey and shall also take into account (i) that the Base period costs (and similar base amounts, if any) for the Additional Space will be lower than the Base Period Costs (and similar base amounts, if any) for a newly executed lease, and (ii) that Lessor will not be providing free rent, construction allowance or performing any lessor's work for the Additional Space, except as set forth above. In no event shall the Fixed Basic Rent for the Additional Space, on a per square foot basis, be less than the Fixed Basic Rent for the Premises, on a per square foot basis.*

        b. The option granted to Lessee under this Rider B may be exercised only by Lessee, its permitted successors and assigns, and not by any subtenant or any successor to the interest of Lessee by reason of any action under the Bankruptcy Code, or by any public officer, custodian, receiver, United States Trustee, trustee or liquidator of Lessee or substantially all of Lessee's property. Lessee shall have no right to exercise any of such options subsequent to the date Lessor shall have given the notice of termination referred to in Article 13. Notwithstanding the foregoing, Lessee shall have no right to exercise the option granted to Lessee hereunder if, at the time it gives notice of such election (i) Lessee shall not be in occupancy of at least seventy-five (75%) percent of the Premises or (ii) more than twenty-five percent (25%) of the Premises or any part thereof shall be the subject of a sublease. If Lessee shall have elected to exercise its option hereunder, such election shall be deemed withdrawn if, at any time after the giving of notice of such election and prior to the occupancy of the Additional Space, Lessee shall sublease more than twenty-five percent (25%) of the Premises.*

                                   EXHIBIT A-1

                              OFFICE BUILDING AREA












                              Exhibit A-1 - Page 1

                                   EXHIBIT B

                             RULES AND REGULATIONS


1. OBSTRUCTION OF PASSAGEWAYS: The sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors and public parts of the Building shall not be obstructed or encumbered by Lessee or used by Lessee for any purpose other than ingress and egress. If the Premises are situated on the ground floor with direct access to the street, then Lessor shall, at Lessor's expense, keep the sidewalks and curbs directly in front of the Premises clean and free from ice, snow and refuse.

2. WINDOWS: Windows in the Premises shall not be covered or obstructed by Lessee except Lessee may install, at its expense, blinds consistent with other blinds in the Building. No bottles, parcels or other articles shall be placed on the windowsills, in the halls, or in any other part of the Building other than the Premises. No article shall be thrown out of the doors or windows of the Premises.*

3. PROJECTIONS FROM BUILDING: No awnings, air-conditioning units, or other fixtures shall be attached to the outside walls or the window sills of the Building or otherwise affixed so as to project from the Building, without prior written consent of Lessor.

4. SIGNS: No sign or lettering shall be affixed by Lessee to any part of the outside of the Premises, or any part of the inside of the Premises so as to be clearly visible from the outside of the Premises, without the prior written consent of Lessor. However, Lessee shall have the right to place its name on any door leading into the Premises the size, color and style thereof to be subject to the Lessor's approval. Lessee shall not have the right to have additional names placed on the Building directory without Lessor's prior written consent.

5. FLOOR COVERING: Lessee shall not lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Premises. If linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall first be fixed to the floor by a paste or other material that may easily be removed with water, the use of cement or other similar adhesive material being expressly prohibited.

6. INTERFERENCE WITH OCCUPANTS OF BUILDING: Lessee shall not make, or permit to be made, any unseemly or disturbing noises or odors and shall not interfere with other tenants or those having business with them. Lessee will keep all mechanical apparatus in the Premises free of vibration and noise which may be transmitted beyond the limits of the Premises.

7. LOCK KEYS: No additional locks or bolts of any kind shall be placed on any of the doors or windows by Lessee except that Lessee shall be permitted to install a cardkey access system to all entry doors in the Premises and to the fire stairwell doors leading to the Premises. Lessee shall, on the termination of Lessee's tenancy, deliver to Lessor all keys to any space within the Building either furnished to or otherwise procured by Lessee, and in the event of the loss of any keys furnished, Lessee shall pay to Lessor the cost thereof. Lessee, before closing and leaving the Premises, shall ensure that all windows are closed and entrance doors locked. Nothing in this Paragraph 7 shall be deemed to prohibit Lessee from installing a burglar alarm within the Premises, provided: such installation shall not damage the Building; and all costs of installation shall be borne solely by Lessee.*

8. CONTRACTORS: No contract of any kind with any supplier of towels, water, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish, garbage, or other like service shall be entered into by Lessee, nor shall any machine of any kind be installed in the Building or the Office Building Area without the prior written consent of the Lessor, which consent shall not be unreasonably withheld or delayed. Lessee shall not employ any persons other than Lessor's janitors for the purpose of cleaning the Premises without prior written consent of Lessor. Lessor shall not be responsible to Lessee for any loss of property from the Premises however occurring, or for any damage to the effects of Lessee by such janitors or any of its employees, or by any other person or any other cause.



                               Exhibit B - Page 1

9. PROHIBITED ON PREMISES: Lessee shall not conduct, or permit any other person to conduct, any auction upon the Premises, manufacture or store goods, wares or merchandise upon the Premises without the prior written approval of Lessor, except the storage of usual supplies and inventory to be used by Lessee in the conduct of his business, permit the Premises to be used for gambling, make any unusual noises in the Building, permit to be played musical instrument on the Premises, permit any radio to be played, or television, recorded or wired music in such loud manner as to disturb or annoy other tenants, or permit any unusual odors to be produced on the Premises. Lessee shall not permit any portion of the Premises to be occupied as an office for a public stenographer or typewriter, or for the storage, manufacture, or sale of intoxicating beverages, narcotics, tobacco in any form or as a barber or manicure shop. Canvassing, soliciting and peddling in the Building and the Office Building Area are prohibited and Lessee shall cooperate to prevent the same. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

10. PLUMBING, ELECTRIC AND TELEPHONE WORK: Plumbing facilities shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or other substances of any kind shall be thrown into them. Waste and excessive or unusual amounts of electricity or water is prohibited. When electric wiring of any kind is introduced, it must be connected as directed by Lessor, and no stringing or cutting of wires will be allowed, except by prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed and shall be done by contractors approved by Lessor*

11. MOVEMENT OF FURNITURE, FREIGHT OR BULKY MATTER: The carrying in or out of freight, furniture or bulky matter of any description must take place during such hours as Lessor may from time to time reasonably determine and only after advance notice to the superintendent of the Building. The persons employed by Lessee for such work must be reasonably acceptable to the Lessor. Lessee may, subject to these provisions, move freight, furniture, bulky matter, and other material into or out of the Premises on Saturdays between the hours of 9:00 a.m. and 1:00 p.m., provided Lessee pays additional costs, if any, incurred by Lessor for elevator operators or security guards, and for any other expenses occasioned by such activity of Lessee and provided further that notwithstanding anything hereinabove to the contrary, Lessee shall have the right to initially move in to the Premises using the freight elevator only, from noon on a Friday to 9:00 a.m. the following Monday. If, at least three
        (3) days prior to such activity, Lessor requests that Lessee deposit with Lessor, as security of Lessee's obligations to pay such additional costs, a sum of which Lessor reasonably estimates to be the amount of such additional cost, the Lessee shall deposit such sum with Lessor as security of such cost. There shall not be used in the Building or Premises, either by Lessee or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in the elevators without the consent of the superintendent of the Building. *

12. SAFES AND OTHER HEAVY EQUIPMENT: Lessor reserves the right to suggest the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising.

13. ADVERTISING: Lessor shall have the right to prohibit any advertising by Lessee which in Lessor's reasonable opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

14. NON-OBSERVANCE OR VIOLATION OF RULES BY OTHER TENANTS: Lessor shall not be responsible to Lessee for non-observance or violation of any of these rules and regulations by any other tenant.

15. AFTER HOURS USE: Lessor reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturdays, Sundays and Building Holidays, all persons who do not present a pass to the Building signed by the Lessee. Each Lessee shall be responsible for all persons for whom such a pass is issued and shall be liable to the Lessor for the acts of such persons.

16. PARKING: Lessee and its employees shall park their cars only in those portions of the parking area designated by Lessor.



                               Exhibit B - Page 2

17. Lessor hereby reserves to itself any and all rights not granted to Lessee hereunder, including, but not limited to, the following rights which are reserved to Lessor for its purposes in operating the Building:

        a) the exclusive right to the use of the name of the Building for all purposes, except that Lessee may use the name as its business address and for no other purposes; and

        b) the right, upon no less than thirty (30) days prior written notice to Lessee to change the name or address of the Building, without incurring any liability to Lessee for doing so; and

        c) the right to install and maintain a sign on the exterior of the Building; and

        d) the exclusive right to use or dispose of the use of the roof of the Building; and

        e) the right to limit the space on the directory of the Building to be allotted to Lessee; and

        f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

18. The Lessee shall be responsible for initiating, maintaining and supervising all health and safety precautions and/or programs required by Law in connection with the Lessee's use and occupancy of the Premises.

19. The Lessee shall not store, introduce or otherwise permit any material known to be hazardous within the Premises. Any material within the Premises which is determined to be hazardous shall be removed and properly disposed of by the Lessee at the Lessee's sole expense.


                                    -- END --



                               Exhibit B - Page 3

                                    EXHIBIT C

                          LESSEE'S WORK AND ALTERATIONS


1. Lessee may make the alterations required for Lessee's use of the Premises (hereinafter the "Work") after delivery of possession of the Premises to Lessee the commencement of the Term subject to the following:

        a. Lessee, at its sole cost and expense, shall prepare and submit to Lessor, for Lessor's and governmental approval, the following descriptive information, detailed architectural and engineering drawings and specifications (hereinafter the "Plans") for the Work. The Plans shall be as complete and finished as required to completely describe the Work and shall include, but not be limited to, the following:

                i. Demolition Plans depicting all existing conditions to be removed, abandoned or cut patched.

                ii. Architectural floor plans depicting partition locations and types; door location, size, and hardware types.

                iii. Structural plans, if required, depicting new structural components and their connections to existing elements.

                iv. Electrical plans depicting all new and existing electrical wiring, devices, fixtures and equipment.

                v. Mechanical plans depicting all new plumbing, piping, heating, ventilating, air conditioning equipment, and duct work and its connections to existing elements.

                vi. Life Safety System plans depicting all new or altered alarm system fixtures, devices, detectors and wiring within the Premises and their connection to existing systems.

                vii. Coordinated reflected ceiling plan showing ceiling systems and materials and all of the above items and their proximity to one another.

                viii. Finish plans showing locations and types of all interior finishes with a schedule of all proposed materials and manufacturers.

                The Plans shall provide for all systems and construction components complying with the requirements of all governmental authorities and insurance bodies having jurisdiction over the Building.

        b. The Plans for the Work are subject to Lessor's prior written approval which shall not be unreasonably withheld, provided, however, that Lessor may in any event disapprove the Plans if they are incomplete, inadequate or inconsistent with the terms of the Lease or with the quality and architecture of the Building. Lessor agrees to approve or disapprove the Plans within three (3) business days of receipt of same (the "Lessor's Approval Period") and if not disapproved within Lessor's Approval Period and after one (1) business day's notice from Lessee notifying Lessor of such failure to disapprove, the Plans shall be deemed approved. If Lessor disapproves the Plans or any portion thereof, Lessor shall promptly notify Lessee thereof and of the revisions which Lessor reasonably requires in order to obtain Lessor's approval Lessee shall, at its sole cost and expense, submit the Plans, in such form as may be necessary, with the appropriate governmental agencies for obtaining required permits and certificates. Any changes required by any governmental agency affecting the Work or the Plans shall be complied with by Lessee in completing said Work at Lessee's sole cost and expense. Lessee shall submit completed Plans to Lessor




                               Exhibit C - Page 1
                simultaneously with Lessee's submission of said plans to the local building department.

2. Lessor shall permit Lessee to solicit competitive pricing and select its own general and/or individual subcontractors to perform the Work in its sole cost subject to the following:

        a. All general contractors shall be subject to Lessor's prior written approval, which shall not be unreasonably withheld.

        b.      Intentionally omitted.

        c. Lessee shall instruct all approved general contractors to exclusively use Lessor's Base Building Sub-Contractors for heating, ventilation, air conditioning, electrical, fire suppression and life safety systems (hereinafter "Building Systems"). Other subcontractors may be used only when specifically approved in writing by Lessor, which approval shall not be unreasonably withheld or delayed.

        d. The Base Building Sub-Contractors and their respective trades are set forth in Paragraph 6 below.

        e. Lessee notifies Lessor in writing of Lessee's selection of general and subcontractors.

        f. All costs associated with the biding process soliciting competitive pricing will be at the sole cost and expense of the Lessee.

3.      Intentionally omitted.

4. If Lessee elects to engage another general contractor, or individual sub-contractors, Lessee shall, at its sole cost and expense, complete the Work. Lessee shall complete such Work through its own contractors in accordance with the following terms and conditions:

        a. Lessee's workmen and mechanics shall work in harmony and not interfere with the labor employed by Lessor, Lessor's mechanics or contractors or by any other Lessee or their mechanic or contractors, if any. If at any time Lessee and/or its contractors cause disharmony or interference with the operation of the Building, Lessor shall give forty-eight (48) hours written notice to Lessee and Lessee shall promptly resolve any dispute so that the tenor of the construction process and the operation of the Building is returned to that which existed prior to Lessor's notice. Such entry by Lessee's contractors shall be deemed controlled by all of the terms, covenants, provisions and conditions of the Lease.

        b. Prior to the commencement of the Work, Lessee shall provide Lessor with evidence of Lessee's contractors and sub-contractors carrying such worker's compensation, general liability, personal and property insurance required by law and in amounts no less than the amounts set forth in Paragraph 8 herein. Lessor shall not be liable in any way for any injury, loss or damage which may occur to any portion of the Work, Lessee's decorations, or installments so made, the same being solely at Lessee's risk.

        c. All proposed Building System work, including the preparation of the plans and specifications identified herein, shall be approved by Lessor's engineers (the "Engineering Review"), and the reasonable cost thereof shall be Lessee's responsibility.

        d. Lessor shall afford Lessee and its contractors the opportunity to use the Building facilities in order to enable Lessee and its contractors to perform the Work, provided however, that Lessee and its contractors shall remain responsible for the scheduling and transportation of materials and equipment used in the performance of such work. Lessee shall give Lessor adequate prior notice with regard to the scheduling and transportation of materials in and out of the Building. Lessor shall furnish, at



                               Exhibit C - Page 2

                Lessor's expense, water, electricity, heat and ventilation during the performance of the Work during regular construction trade hours of 8:00 a.m. to 5:00 p.m., Monday through Friday, exclusive of trade holidays. Scavenger service shall be provided by Lessor at Lessee's expense.

        e. All plans, changes to the plans and work installed by Lessee and its sub-contractors shall require inspections to be made by Lessor's Base Building Sub-Contractors at Lessee's or Lessee's contractors expense (the "Inspection Fees"). The Base Building Sub-Contractors shall supply Lessor with certification that work so preformed has been completed in accordance with the Plans which have been previously approved by Lessor. If a Base Building Sub-Contractor is selected and actually installs the work, the Inspection Fees described in this paragraph with respect to such work shall not be required.

        f. Lessee shall be responsible for all cleaning and removal of debris necessitated by the performance of the Work. If Lessee fails to provide such cleaning and removal, the same may be performed by Lessor on Lessee's behalf (except if the debris is only located within the Premises, Lessor shall give Lessee three
                (3) days notice prior to performing such work) and Lessee will pay Lessor an amount equal to the contractor's charge therefore.

        g. Neither the outside appearance nor the strength of the Building or of any of its structural parts shall be affected by the Work.

        h. The proper functioning of any of the Building Systems shall not be adversely affected or the usage of such systems by Lessee shall not be materially increased above the projected usage of such systems indicated by the current plans and specifications of the Building.

        i. Lessee and its general and sub-contractors shall be bound by and observe all of the conditions and covenants contained in the Lease and this Exhibit A.

        j. Lessor shall designate a "Project Manager" as its representative in the Building who shall be responsible for coordination and supervision of the Work as it pertains to the daily operation of the Building. The Project Manager and his subordinates shall be granted access to the Premises at all times during the construction period. Lessee shall pay to Lessor, with the ten
                (10) business days of billing, all reasonable costs applicable to Lessor's supervisory and coordination work during the construction period.



5. Any part of the Work other than Lessee's trade fixtures and equipment within the Premises shall become the property of the Lessor upon installation. Furthermore, with respect to any material and installation which is part of the Work, Lessee shall not be entitled to remove (unless replaced with equivalent property), pledge or sell same unless otherwise agreed to in writing by Lessor and Lessee. No refund, credit, or removal of said items shall be permitted at the termination of the Lease. Items installed that are not integrated in any such way with other common building materials do not fall under this provision (Example: shelving, furniture, trade fixtures equipment).

6. Lessor shall provide a cash contribution of up to FIVE HUNDRED SIXTY NINE THOUSAND EIGHT HUNDRED NINETY FIVE AND 41/100 DOLLARS ($569,895.41) ("Lessor's Construction Allowance") for payment of the costs associated with the completion of The Work, which amount includes up to FORTY FIVE THOUSAND ONE HUNDRED EIGHTY EIGHT AND 00/100 DOLLARS ($45,188.00) for Lessee's architectural and engineering costs. Lessor's Construction Allowance shall be payable within fifteen (15) days of Lessor's receipt of the following:

        a. Copy of the Certificate of Occupancy (temporary and permanent) issued by the local



                               Exhibit C - Page 3
                construction official;

        b. AIA Document G704, Certificate of substantial completion issued and signed by Lessee's Architect;

        c. Release of Lien statements from the general and all sub-contractors associated with the Work and paid invoices evidencing the cost of said work; and

        d. Lessee shall provide Lessor a set of reproducible drawings of the Plans and a "CAD" file (in .DWG or .DXF format) of the "As-Built" Plans.

7.      The Base Building Sub-Contractors are:

                FIRE SPRINKLER CONTRACTOR
                "To be provided by Lessor upon request from Lessee."

                ELECTRICAL CONTRACTOR
                "To be provided by Lessor upon request from Lessee."

                PLUMBING CONTRACTOR
                "To be provided by Lessor upon request from Lessee."

                HVAC CONTRACTOR
                "To be provided by Lessor upon request from Lessee."

8.      Lessee's Contractor's Insurance:

        a. The Lessee shall require any and all contractors of the Lessee performing work on or about the Premises to obtain and/or maintain specific insurance coverage for events which could occur while operations are being performed and which could occur after the completion of the work. The insurance coverage of the contractor shall be at least equal to the coverage required by
                Article 30 of the Lease and the contractor shall name Lessor and, if requested, Mortgagee as additional insureds on all policies of liability insurance.

        b. The contractor shall purchase and maintain such insurance as will protect itself and Lessor and Lessee from claims set forth below which may arise out of or result from its operations under the contract and after contract completion with Lessee, whether such operations are performed by the contractor or by any subcontractor or by anyone directly or indirectly employed by any of them or by anyone for whose acts any of them may be liable. The insurance coverage shall include but not be limited to protection for:

                i. Claims under Workers or Workmens Compensation, Disability Benefits, and other Employee Benefit Acts;

                ii. Claims for damages because of bodily injury, occupational sickness, disease or death of its employees;

                iii. Claims for damages because of bodily injury, sickness, disease, or death of any person other than its employees;

                iv. Claims for damages insured by the usual personal injury liability coverages which are sustained by (i) any person as a result of an offense directly or indirectly related to the employment of such person by the contractor, or (ii) by any other person;

                v. Claims for damages, other than to the work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

                        vi. Claims for damages because of bodily injury or death of any person and/or



                               Exhibit C - Page 4
                                property damage arising out of the ownership, maintenance, or use of any motor vehicle; and

                        vii. Claims which include the foregoing, but not limited thereto, which may occur while operations are being performed and claims which may occur after operations are completed.

        c. Lessee shall secure evidence of Lessee's contractor's insurance coverage adequate to protect Lessor and Lessee.

                d. The contract between the Lessee and its contractor shall require that the Lessee's contractor hold the Lessor harmless in a form and manner equal to the indemnity agreement in Article 12, "Indemnification" of the Lease agreement.

                e. Lessee shall cause to be executed a waiver of all subrogation rights their contractors have or may have against Lessor and any Mortgagee involved in the Premises in any way, for damages caused by fire or other perils so insured to the extent of any insurance coverage with respect to such matter.*


                                      -END-



                               Exhibit C - Page 5

                                  EXHIBIT C - 1

                   AIR CONDITIONING & HEATING DESIGN STANDARDS


The following are design standards for the building air-conditioning system for cooling and heating in the air in the subject building:

1. During the normal heating season to maintain an average indoor dry bulb temperature of not less than 70 degrees F (21 degrees C) or more than 76 degrees (24.4 degrees C) when the outdoor dry bulb temperature is lower than 65 degrees F (18 degrees C) but not lower than 0 degrees F (-13 degrees C).

2. To maintain comfort cooling for an average indoor dry bulb temperature of not more than 78 degrees F when the outside dry bulb temperature is 95 degrees F (24 degrees C).

3. During the intermediate seasons, when the outside dry bulb temperature is below 55 degrees (13 degrees C), cooling will be provided by outside air usage in conjunction with operating of return air, outside air and exhaust air dampers.

4. To furnish not less than .10 cubic foot of fresh air per minute per square foot of rentable area, and between .20 and 1.0 cubic feet of total air per minute, per square foot of rentable occupied space.

5. Lessor will not be responsible for the failure of the air-conditioning system if such failure results from (i) the occupancy of the Premises with more than an average of one (1) person for each one hundred (100) usable square feet of floor area (ii) the installation or operation by Lessee of machines and appliances, the installed electrical load of which when combined with the load of all lighting fixtures exceeds five
        (5) watts per square foot of floor area and in any manner exceeding the aforementioned occupancy and electrical load criteria, or (iii) rearrangement of partitioning after the initial preparation of the Premises. If interference with normal operation of the air-conditioning system in the Premises results, necessitating changes in the air conditioning system servicing the Premises, such changes shall be made by Lessor upon written notice to Lessee at Lessee's sole cost and expense. Lessee agrees to lower and close window coverings when necessary because of the sun's position whenever the air conditioning system is in operation, and Lessee agrees at all times to cooperate fully with Lessor and to abide by all the Rules and Regulations attached hereto as well as reasonable rules and regulations which Lessor may hereafter prescribe involving the air-conditioning system.


                                    -- END --



                              Exhibit C-1 - Page 1

                                    EXHIBIT D

                                CLEANING SERVICES
                             (Five Nights Per Week)

LESSEE'S PREMISES

1.      Vacuum clean all carpeted areas.

2.      Sweep and dust mop all non-carpeted areas. Wet mop whenever necessary.

3. All office furniture such as desks, chairs, files, filing cabinets, etc. shall be dusted with a clean treated dust cloth whenever necessary and only if such surfaces are clear of Lessee's personal property including but not limited to plants.

4.      Empty and wash ashtrays.

5.      Empty wastepaper baskets and remove waste to the designated areas.

6. All vertical surfaces within arms reach shall be spot cleaned to remove finger marks and smudges. Baseboard and windowsills are to be spot cleaned whenever necessary.

7. All cleaning of cafeterias, vending areas, kitchen facilities are excluded. Lessee may make necessary arrangements for same directly with Lessor's cleaning maintenance company.

8. Cleaning hours shall be Monday through Friday between 5:30 p.m. and 11:00 p.m.

9.      No cleaning service is provided on Saturday, Sunday and Building
        Holidays.

10. Cartons or refuse in excess which can not be placed in wastebaskets will not be removed. Lessee is responsible to place such unusual refuse in trash dumpster.

11. Cleaning maintenance company will not remove nor clean tea, office cups or similar containers. If such liquids are spilled in wastebaskets, the waste baskets will be emptied but not otherwise cleaned. Lessor will not be responsible for any stained carpet caused from liquids leaking or spilling from Lessee's wastepaper receptacles.

12. Upon completion of cleaning, all lights will be turned off and doors locked leaving the Premises in an orderly condition.

13. Glass entrance doors will be cleaned nightly. Interior glass doors or glass partitions are excluded. Lessee may make arrangements for same with Lessor's cleaning maintenance company.

COMMON AREAS

1. Vacuum all carpeting in entrance lobbies, outdoor mats and all corridors.

2. Wash glass doors in entrance lobby with a clean damp cloth and dry towel.

3. Clean cigarette urns. Sweep and/or wet mop all resilient tile flooring. Hard surface floors such as quarry tile, etc., shall be cleaned nightly.

4.      Wash, clean and disinfect water fountains.

5.      Clean all elevators and stairwells.

6.      Lavatories -- Men and Women.

        a. Floors in all lavatories shall be wet mopped each evening with a germicidal detergent to ensure a clean and germ free surface.

        b. Wash and polish all mirrors, shelves, bright work including any piping and toilet seats.

        c. Wash and disinfect wash basins and sinks using a germicidal detergent.

        d.      Wash and disinfect toilet bowls and urinals.

        e. Keep lavatory partitions, tiled walls, dispensers and receptacles in a clean condition using a germicidal detergent when necessary.

        f.      Empty and sanitize sanitary disposal receptacles.

        g. Fill toilet tissue holders, towel dispensers and soap dispensers. Refills to be supplied by Lessor.

7.      Clean all air ventilation grill work in ceilings.



                               Exhibit D - Page 1

                                    EXHIBIT E

                                BUILDING HOLIDAYS

                                 BUILDING CLOSED



                               * NEW YEAR'S DAY *


                                * MEMORIAL DAY *


                              * INDEPENDENCE DAY *


                                  * LABOR DAY *


                              * THANKSGIVING DAY *


                                * CHRISTMAS DAY *


                                    -- END --



                               Exhibit E - Page 1

                                    EXHIBIT F

                           TENANT ESTOPPEL CERTIFICATE

TO: MORTGAGEE and/or its affiliates and/or whom else it may concern:

1. The undersigned is the Lessee (Tenant) under that certain Lease dated ______________ by and between ______________ as Lessor (Landlord) and
        ___________________ as Lessee, covering those certain premises commonly known and designated as ______ r.s.f. on the _______( ) floor of _______________________________,NJ.

2. The Lease has not been modified, changed, altered or amended in any respect (except as indicated following this sentence) and is the only Lease or agreement between the undersigned and the Lessor affecting said premises. If none, state "none".

3. The undersigned has made no agreements with Lessor or its agents or employees concerning free rent, partial rent, rebate of rental payments or any other type of rental concession (except as indicated following this sentence). If none, state "none".

4. The undersigned has accepted and now occupies the premises, and is and has been open for business since ______, 200_. The Lease term began ______, 2000, and the rent for said premises has been paid to and including _____________, 2000 in conformity with this Lease agreement. No rent has been prepaid for more than two (2) months. The fixed minimum rent being paid as above is $ __________ per month. If Lessee is not in full possession, whether Lessee has assigned the Lease, sublet all or any portion of the Premises, or otherwise transferred any interest in the Lease or the Premises, Lessee agrees to provide a copy of such assignment, sublease, or transfer upon request.

5. To Lessee's knowledge, the Lease is not in default and is in full force and effect. As of the date hereof, the undersigned is entitled to no credit, no free rent and no offset or deduction in rent.

6. All alterations, improvements, additions, build-outs, or construction required to be performed under the Lease have been completed in accordance with the terms of the Workletter attached to Lease as Exhibit C.

7. The Lease does not contain and the undersigned doesn't have any outstanding options or rights of first refusal to purchase the premises or any part thereof or the real property of which the premises are a part.

8. No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States or any State thereof.

9. There are currently no valid defenses, counterclaims, off-sets, credits, deductions in rent, or claims against the enforcement of any of the agreements, terms, or conditions of the Lease.

10. The undersigned acknowledges that all the interest of Lessor in and to the above-mentioned Lease is being duly assigned to MORTGAGEE or one of its affiliates hereunder and that pursuant to the terms thereof (i) all rental payments under said Lease shall continue to be paid to Lessor in accordance with the terms of the Lease unless and until you are otherwise notified in writing by MORTGAGEE, or its successor or assigns and (ii) no modification, revision, or cancellation of the Lease or amendments thereto shall be effective unless a written consent thereto of such mortgagee is first obtained.

11. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of the Lessee.

Dated this ________ day of __________________ , 2000

LESSEE:



--------------------------------
Name:
Title:



                               Exhibit F - Page 1

                                    EXHIBIT G

                           COMMENCEMENT DATE AGREEMENT

1.0     PARTIES

        THIS AGREEMENT made the _________day of ________, 2000 is by and between ________________ (hereinafter "Lessor") whose address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and _________________________ (hereinafter "Lessee") whose address is
        ________________________________________.

2.0     STATEMENT OF FACTS

        2.1 Lessor and Lessee entered into a Lease dated ____________, 2000 (hereinafter "Lease") setting forth the terms of occupancy by Lessee of approximately ________ rentable square feet on the _____ (___) floor (hereinafter "Premises") at _____________________________ (hereinafter
        "Building"); and


3.0     STATEMENT OF TERMS

                NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, it is agreed:

        3.1 The Commencement Date of the Term of the Lease is ___________ , 2000 and the Expiration Date thereof is _____________ , 2000 and the Lease Preamble Articles 6 and 9 shall be deemed modified accordingly.


        3.2 This Agreement is executed by the parties hereto for the purpose of providing a record of the Commencement and Expiration Dates of the Lease and the Term and aggregate Fixed Basic Rent shall be adjusted accordingly..

        EXCEPT as modified herein, the Lease covering the Premises shall remain in full force and effect as if the same were set forth in full herein and Lessor and Lessee hereby ratify and confirm all the terms and conditions thereof.

        THIS AGREEMENT shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

        EACH PARTY AGREES that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

        IN WITNESS THEREOF, Lessor and Lessee have hereunto set their hands and seals the date and year first above written and acknowledge one to the other they possess the requisite authority to enter into this transaction and to sign this Agreement.

LESSOR                                       LESSEE


By:                                          By:
      -----------------------------                -----------------------------
      Michael A. Grossman                          Name:
      Executive Vice President                           Title:




                               Exhibit G - Page 1

                            FIRST AMENDMENT TO LEASE

1.      PARTIES

        1.1 THIS AGREEMENT made the 21 day of December, 2000 is between MACK-CALI REALTY, L.P. ("Lessor") whose address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and MOVADO GROUP, INC. ("Lessee"), whose address is 125 Chubb Avenue, Lyndhurst, New Jersey 07071.

2.      STATEMENT OF FACTS

        2.1 Lessor and Lessee simultaneously herewith entered into a Lease (the "Lease") covering approximately 20,000 gross rentable square feet on the third (3rd) floor ("Premises") in the building located at Mack Centre II, One Mack Drive, Paramus, New Jersey ("Building"); and

        2.2 Lessee desires to expand the Premises by leasing approximately 37,535 gross rentable square feet on the third (3rd) floor of the Building contiguous to the Premises ("Expansion Premises"), as shown on Exhibit A attached hereto and made a part hereof (the Expansion Premises, as defined herein, together with the Premises, as defined herein, constitute the "Larger Premises," as such term is defined in the Lease); and

        2.3 The parties desire to amend certain terms of the Lease as set forth below.


3.      AGREEMENT

               NOW, THEREFORE, in consideration of the terms, covenants and conditions hereinafter set forth, Lessor and Lessee agree as follows:

        3.1    The above recitals are incorporated herein by reference.

        3.2 All capitalized and non-capitalized terms used in this Agreement which are not separately defined herein but are defined in the Lease shall have the meaning given to any such term in the Lease.

        3.3 The Term applicable to the Expansion Premises shall commence on January 1, 2002 (the "Effective Date") and shall terminate at 11:59 p.m. on June 30, 2013, said date being the Expiration Date, as defined in the Lease. Notwithstanding the foregoing, Lessee shall have the right to use and occupy the Expansion Premises from the date hereof until the Effective Date, without any obligation to pay Fixed Basic Rent or Additional Rent (other than for electricity consumed in the Expansion Premises), but otherwise subject to the terms and conditions of the Lease.


        3.4 Lessor hereby leases the Expansion Premises to Lessee, and Lessee shall accept the Expansion Premises on the Effective Date in its "AS-IS" condition.

        3.5 Lessee, at its sole cost and expense, shall perform improvement work to the Expansion Premises in accordance with Exhibit B attached hereto and made part hereof. Lessor shall provide an allowance towards such improvements work of up to ONE MILLION SIXTY NINE THOUSAND SIX HUNDRED NINETEEN AND 59/100 DOLLARS ($1,069,619.59) ("Lessor's Construction Allowance"), which amount includes up to EIGHTY FOUR THOUSAND EIGHT HUNDRED TWELVE AND 00/100 DOLLARS ($84,812.00) for Lessee's architectural and engineering costs.

        3.6 From and after the Effective Date, the following shall be effective:

               a. Lessor shall lease to Lessee and Lessee shall hire from Lessor the Expansion Premises as shown on Exhibit A attached hereto and made part hereof.

               b. The Premises shall be defined as approximately 57,535 gross rentable square feet on the third (3rd) floor of the Building and Paragraph 7 of the Preamble to the Lease shall be deemed amended accordingly.

               c. In addition to the Fixed Basic Rent payable applicable to the Premises, Lessee shall pay Lessor Fixed Basic Rent applicable to the Expansion Premises which shall accrue as follows and Paragraph 10 of the Preamble to the Lease shall be deemed supplemented accordingly:

                      Lease Year(s)                Yearly Rate          Monthly Installment
                      1/1/02 - 6/30/05             $928,991.25          $77,415.94
                      7/1/05 - 6/30/09             $1,004,061.25        $83,671.77
                      7/1/09 - 6/30/13             $1,079,131.25        $89,927.60

               d. Parking Spaces shall continue to be as defined in Paragraph 14 of the Preamble to the Lease.

               e. Lessee shall pay Lessor the cost of electricity consumed within the Expansion Premises in accordance with Article 22 Building Standard Office Electrical Service of the Lease.

               f. Lessee's Percentage applicable to the Expansion Premises shall be 10.77 %.

               g. Lessee shall pay Lessor, as Additional Rent, Lessee's Percentage applicable to the Expansion Premises of the increased cost to Lessor for each of the categories set forth in Article 23 (Additional Rent) over the Base
                      Period Costs set forth in Paragraph 2 of the Preamble of Lease. Notwithstanding anything hereinabove to the contrary, Lessee shall have no obligation to pay Lessee' Percentage applicable to the Expansion Premises of the increased cost to Lessor over the Base Period Costs for the Expansion Premises during the first twelve (12) months following the Effective Date.

               h. The term "Expansion Premises" shall have the same meaning as the term "Premises" as in the Lease, and the Lease shall be deemed amended accordingly. All terms and agreements contained in the Lease shall apply to the Expansion Premises demised herein with the same force and effect as if the same had been set forth in full herein except as otherwise expressly provided in this Agreement.

        3.7 This Agreement shall not extend or otherwise amend the Term or Fixed Basic Rent applicable to the Premises as defined herein.

        3.8 Each of Lessor and Lessee represent and warrant to the other that no broker except Alexander Summer LLC (the "Broker") brought about this transaction, and each agrees to indemnify and hold the other harmless from any and all claims of any other broker arising out of or in connection with negotiations of, or entering into of, this Agreement. Lessor agrees to pay Broker pursuant to a separate agreement and to indemnify and hold harmless Lessee with respect to claims by the Broker.

        3.9 Except as expressly amended herein, the Lease shall remain in full force and effect as if the same had been set forth in full herein, and Lessor and Lessee hereby ratify and confirm all of the terms and conditions thereof.

        3.10 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

        3.11 Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

        IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands and seals the date and year first above written, and acknowledge one to the other that they possess the requisite authority to enter into this transaction and to sign this Agreement.

LESSOR                                            LESSEE
MACK-CALI REALTY, L.P.                             MOVADO GROUP, INC.

By:     Mack-Cali Realty Corporation,
        its general partner

By:     /s/ Michael A. Grossman             By:    /s/ Rick Cote
-------------------------------                    -------------
        Michael A. Grossman                        Name:
        Executive Vice President                   Title:

                                    EXHIBIT B


                          LESSEE'S WORK AND ALTERATIONS


Lessee may make the alterations required for Lessee's use of the Expansion Premises (hereinafter the "Work") after the delivery of possession of the Expansion Premises to Lessee subject to the following:

        a. Lessee, at its sole cost and expense, shall prepare and submit to Lessor, for Lessor's and governmental approval, the following descriptive information, detailed architectural and engineering drawings and specifications (hereinafter the "Plans") for the Work. The Plans shall be as complete and finished as required to completely describe the Work and shall include, but not be limited to, the following:

                i. Demolition Plans depicting all existing conditions to be removed, abandoned or cut patched.

                ii. Architectural floor plans depicting partition locations and types; door location, size, and hardware types.

                iii. Structural plans, if required, depicting new structural components and their connections to existing elements.

                iv. Electrical plans depicting all new and existing electrical wiring, devices, fixtures and equipment.

                v. Mechanical plans depicting all new plumbing, piping, heating, ventilating, air conditioning equipment, and duct work and its connections to existing elements.

                vi. Life Safety System plans depicting all new or altered alarm system fixtures, devices, detectors and wiring within the Expansion Premises and their connection to existing systems.

                vii. Coordinated reflected ceiling plan showing ceiling systems and materials and all of the above items and their proximity to one another.

                viii. Finish plans showing locations and types of all interior finishes with a schedule of all proposed materials and manufacturers.

               The Plans shall provide for all systems and construction components complying with the requirements of all governmental authorities and insurance bodies having jurisdiction over the Building.

        b. The Plans for the Work are subject to Lessor's prior written approval which shall not be unreasonably withheld, provided, however, that Lessor may in any event disapprove the Plans if they are incomplete, inadequate or inconsistent with the terms of the Lease or with the quality and architecture of the Building. Lessor agrees to approve or disapprove the Plans within three (3) business days of receipt of same (the "Lessor's Approval Period") and if not disapproved within Lessor's Approval Period and after one (1) business day's notice from Lessee notifying Lessor of such failure to disapprove, the Plans shall be deemed approved. If Lessor disapproves the Plans or any portion thereof, Lessor shall promptly notify Lessee thereof and of the revisions which Lessor reasonably requires in order to obtain Lessor's approval Lessee shall, at its sole cost and expense, submit the Plans, in such form as may be necessary, with the appropriate governmental agencies for obtaining required permits and certificates. Any changes required by any governmental agency affecting the Work or the Plans shall be complied with by Lessee in completing said Work at Lessee's sole cost and expense. Lessee shall submit completed Plans to Lessor simultaneously with Lessee's submission of said plans to the local building department.

2. Lessor shall permit Lessee to solicit competitive pricing and select its own general and/or


                               Exhibit B - Page 1
        individual subcontractors to perform the Work in its sole cost subject to the following:

        a. All general contractors shall be subject to Lessor's prior written approval, which shall not be unreasonably withheld.

        b.      Intentionally omitted.

        c. Lessee shall instruct all approved general contractors to exclusively use Lessor's Base Building Sub-Contractors for heating, ventilation, air conditioning, electrical, fire suppression and life safety systems (hereinafter "Building Systems"). Other subcontractors may be used only when specifically approved in writing by Lessor, which approval shall not be unreasonably withheld or delayed.

        d. The Base Building Sub-Contractors and their respective trades are set forth in Paragraph 6 below.

        e. Lessee notifies Lessor in writing of Lessee's selection of general and subcontractors.

        f. All costs associated with the biding process soliciting competitive pricing will be at the sole cost and expense of the Lessee.

3.      Intentionally omitted.

4. If Lessee elects to engage another general contractor, or individual sub-contractors, Lessee shall, at its sole cost and expense, complete the Work. Lessee shall complete such Work through its own contractors in accordance with the following terms and conditions:

        a. Lessee's workmen and mechanics shall work in harmony and not interfere with the labor employed by Lessor, Lessor's mechanics or contractors or by any other Lessee or their mechanic or contractors, if any. If at any time Lessee and/or its contractors cause disharmony or interference with the operation of the Building, Lessor shall give forty-eight (48) hours written notice to Lessee and Lessee shall promptly resolve any dispute so that the tenor of the construction process and the operation of the Building is returned to that which existed prior to Lessor's notice. Such entry by Lessee's contractors shall be deemed controlled by all of the terms, covenants, provisions and conditions of the Lease.*

        b. Prior to the commencement of the Work, Lessee shall provide Lessor with evidence of Lessee's contractors and sub-contractors carrying such worker's compensation, general liability, personal and property insurance required by law and in amounts no less than the amounts set forth in Paragraph 8 herein. Lessor shall not be liable in any way for any injury, loss or damage which may occur to any portion of the Work, Lessee's decorations, or installments so made, the same being solely at Lessee's risk.

        c. All proposed Building System work, including the preparation of the plans and specifications identified herein, shall be approved by Lessor's engineers (the "Engineering Review"), and the reasonable cost thereof shall be Lessee's responsibility.


        d. Lessor shall afford Lessee and its contractors the opportunity to use the Building facilities in order to enable Lessee and its contractors to perform the Work, provided however, that Lessee and its contractors shall remain responsible for the scheduling and transportation of materials and equipment used in the performance of such work. Lessee shall give Lessor adequate prior notice with regard to the scheduling and transportation of materials in and out of the Building. Lessor shall furnish, at Lessor's expense, water, electricity, heat and ventilation during the performance of the Work during regular construction trade hours of 8:00 a.m. to 5:00 p.m., Monday through Friday, exclusive of trade holidays. Scavenger service shall be provided by Lessor at Lessee's expense.

        e. All plans, changes to the plans and work installed by Lessee and its sub-contractors shall require inspections to be made by Lessor's Base Building Sub-Contractors at Lessee's or Lessee's contractors expense (the "Inspection Fees"). The Base Building Sub-Contractors shall supply Lessor with certification that work so preformed has

                               Exhibit B - Page 2
                been completed in accordance with the Plans which have been previously approved by Lessor. If a Base Building Sub-Contractor is selected and actually installs the work, the Inspection Fees described in this paragraph with respect to such work shall not be required.

        f. Lessee shall be responsible for all cleaning and removal of debris necessitated by the performance of the Work. If Lessee fails to provide such cleaning and removal, the same may be performed by Lessor on Lessee's behalf (except if the debris is only located within the Premises, Lessor shall give Lessee three
                (3) days notice prior to performing such work) and Lessee will pay Lessor an amount equal to the contractor's charge therefore.

        g. Neither the outside appearance nor the strength of the Building or of any of its structural parts shall be affected by the Work.

        h. The proper functioning of any of the Building Systems shall not be adversely affected or the usage of such systems by Lessee shall not be materially increased above the projected usage of such systems indicated by the current plans and specifications of the Building.

        i. Lessee and its general and sub-contractors shall be bound by and observe all of the conditions and covenants contained in the Lease and this Exhibit A.

        j. Lessor shall designate a "Project Manager" as its representative in the Building who shall be responsible for coordination and supervision of the Work as it pertains to the daily operation of the Building. The Project Manager and his subordinates shall be granted access to the Expansion Premises at all times during the construction period.



5. Any part of the Work other than Lessee's trade fixtures and equipment within the Expansion Premises shall become the property of the Lessor upon installation. Furthermore, with respect to any material and installation which is part of the Work, Lessee shall not be entitled to remove (unless replaced with equivalent property), pledge or sell same unless otherwise agreed to in writing by Lessor and Lessee. No refund, credit, or removal of said items shall be permitted at the termination of the Lease. Items installed that are not integrated in any such way with other common building materials do not fall under this provision (Example: shelving, furniture, trade fixtures equipment).

6. Lessor shall provide a cash contribution of up to ONE MILLION SIXTY NINE THOUSAND SIX HUNDRED NINETEEN AND 59/100 DOLLARS ($1,069,619.59) ("Lessor's Construction Allowance") for payment of the costs associated with the completion of The Work, which amount includes up to EIGHTY FOUR THOUSAND EIGHT HUNDRED TWELVE AND 00/100 DOLLARS ($84,812.00) for Lessee's architectural and engineering costs. Lessor's Construction Allowance shall be payable within fifteen (15) days of Lessor's receipt of the following and shall be payable notwithstanding that the Effective Date of the First Amendment to Lease may not have yet occurred:

        a. Copy of the Certificate of Occupancy (temporary and permanent) issued by the local construction official;

        b. AIA Document G704, Certificate of substantial completion issued and signed by Lessee's Architect;

        c. Release of Lien statements from the general and all sub-contractors associated with the Work and invoices evidencing the cost of said work; and

        d. Lessee shall provide Lessor a set of reproducible drawings of the Plans and a "CAD" file (in .DWG or .DXF format) of the "As-Built" Plans.

7.      The Base Building Sub-Contractors are:

                FIRE SPRINKLER CONTRACTOR

                               Exhibit B - Page 3

                "To be provided by Lessor upon request from Lessee."

                ELECTRICAL CONTRACTOR

                "To be provided by Lessor upon request from Lessee."

                PLUMBING CONTRACTOR

                "To be provided by Lessor upon request from Lessee."

                HVAC CONTRACTOR

                "To be provided by Lessor upon request from Lessee."

8.      Lessee's Contractor's Insurance:

        a. The Lessee shall require any and all contractors of the Lessee performing work on or about the Expansion Premises to obtain and/or maintain specific insurance coverage for events which could occur while operations are being performed and which could occur after the completion of the work. The insurance coverage of the contractor shall be at least equal to the coverage required by Article 30 of the Lease and the contractor shall name Lessor and, if requested, Mortgagee as additional insureds on all policies of liability insurance.

        b. The contractor shall purchase and maintain such insurance as will protect itself and Lessor and Lessee from claims set forth below which may arise out of or result from its operations under the contract and after contract completion with Lessee, whether such operations are performed by the contractor or by any subcontractor or by anyone directly or indirectly employed by any of them or by anyone for whose acts any of them may be liable. The insurance coverage shall include but not be limited to protection for:

                i. Claims under Workers or Workmens Compensation, Disability Benefits, and other Employee Benefit Acts;

                ii. Claims for damages because of bodily injury, occupational sickness, disease or death of its employees;

                iii. Claims for damages because of bodily injury, sickness, disease, or death of any person other than its employees;

                iv. Claims for damages insured by the usual personal injury liability coverages which are sustained by (i) any person as a result of an offense directly or indirectly related to the employment of such person by the contractor, or (ii) by any other person;

                v. Claims for damages, other than to the work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

                vi. Claims for damages because of bodily injury or death of any person and/or property damage arising out of the ownership, maintenance, or use of any motor vehicle; and

                vii. Claims which include the foregoing, but not limited thereto, which may occur while operations are being performed and claims which may occur after operations are completed.

                c. Lessee shall secure evidence of Lessee's contractor's insurance coverage adequate to protect Lessor and Lessee.

        d. The contract between the Lessee and its contractor shall require that the Lessee's contractor hold the Lessor harmless in a form and manner equal to the indemnity agreement in Article 12, "Indemnification" of the Lease agreement.

        e. Lessee shall cause to be executed a waiver of all subrogation rights their contractors have or may have against Lessor and any Mortgagee involved in the Expansion Premises in any way, for damages caused by fire or other perils so insured.

                               Exhibit B - Page 4

                                      -END-






                               Exhibit B - Page 5